Exhibit 99.1

THIRD QUARTER 2016

Supplemental Operating and Financial Data

INDEX

PAGE(S)

Company Today	3 - 4

Focus List	5 - 6

Economic Incentives and Programs	7 - 8

Spotlight on:

Results	9 - 11

Leasing	12 - 16

Earnings	17 - 26

Financials	27 - 29

Portfolio	30 - 31

Details on:

Leasing	32 - 47

Earnings	48

Financials	49 - 53

Portfolio	54 - 60

Company Information	61 - 62

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Company Today

We are a two platform company — office and multi-family. We own assets in the Hudson River Waterfront area and other transit-based locations.

REIT publicly traded on NYSE (“CLI”)

Substantial development opportunities for multi-family

Apartment platform managed by Roseland Residential Trust (“RRT”)

	3Q 2016	2Q 2016

Market capitalization:	$5.2 billion	$5.0 billion

Square feet of office space:	23.4 million	23.5 million

% leased for Core/Waterfront/Flex:	90.3%	89.8%

GAAP rental rate roll-up	9.1%	27.3%

Operating multi-family units:	5,214	5,434

% leased for stabilized multi-family:	97.7%	97.7%

Sr. unsecured debt ratings:

(S&P/Moody’s/Fitch)	BBB-/Baa3/BB+	BBB-/Baa3/BB+

101 Wood Avenue South, Iselin, NJ (Acquired June 2016)	Portside at East Pier, East Boston, MA (Full interest acquired April 2016)

The Chase at Overlook Ridge, Malden, MA (Full interest acquired January 2016)	111 River Street, Hoboken, NJ (Acquired July 2016)

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

HYATT REGENCY JERSEY CITY ON THE HUDSON
WORLD TRADE CENTER PATH
HARBORSIDE 5
HARBORSIDE 2 AND 3
HARBORSIDE 6 DEVELOPMENT
THE FULTON CENTER
HARBORSIDE 1
EXCHANGE PLACE PATH
HARBORSIDE 4 DEVELOPMENT
101 HUDSON STREET
NY WATERWAY
LEGEND
Mack-Cali
Roseland
Future development
Transportation
URL® HARBORSIDE
HARBORSIDE 8 AND 9 DEVELOPMENT
MARBELLA 2
MARBELLA
MONACO
(NOT SHOWN 111 RIVER STREET, HOBOKEN, NJ)

MACK-CALI'S JERSEY CITY WATERFRONT PROPERTY HOLDINGS

HARBORSIDE
BY MACK-CALI

Focus List

Our changes over the next 24 months

Completed/Underway (Generate Increased Cash Flow)

1.                          Staffing levels — reduced by 71 positions or $10M, hiring freeze in place, expected further reduction in 4Q-16

2.                          Cost of operations — reduced by $7.5M, with continued focus

3.                          G&A expense — reduced by $3M, with continued focus

4.                          Refinance debt for savings — new 5-year term loan for $350M at 3.13% closed in Jan 2016. $250M secured financing at 3.197% in September 2016. Bought back $115M of 7.75% bonds in September 2016.

5.                          In 2016 — continued expense reductions as we reduce the size of the office platform (underway)

6.                          Expected margin improvement (currently approx. 59%, up from 54% two years ago) with increased rental rates and occupancy in core markets and reduced costs

Next 12 — 18 Months (Balance Sheet / Capital Expenditures / Long-term Cash Flow)

7.                          Increase occupancy — 87.7% at 9/30/16 and project a clear path to meeting objective of 90% leased by year end 2016. Was 86.2% at 12/31/15 and 84.2% at 12/31/14

8.                          Planned dispositions — $730M of assets. $465M closed year-to-date; remainder by end of year & in early 2017

9.                          Reposition assets to “A” quality — six major capital investment programs currently in place

24 Months (Long-term Strategy Execution)

10.                   New capital investment — we look for 6% initial yield and 11% IRR on new investments. Purchased 101 Wood Avenue in Iselin, NJ and 111 River Street in Hoboken, NJ

11.                   Focus on our key markets — exited NYC, DC, and certain NJ suburban markets

12.                   Funding and growth of the Roseland operations — in the market with Eastdil - Investor to be Selected by Year-End 2016

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Focus List - 2017 Lease Expirations

As of 9/30/16, 2017 is shaping up very well to have excellent cash and GAAP results.

•                  2017 expirations total 2.9 million square feet, or 14.4% of leased space (reduced from 3.6 million at 12/31/15).

•                  1.1 million square feet do not expire until the fourth quarter.

•                  Anticipate occupancy of approximately 89-90% at year-end 2016; at that level will backfill any vacant space quickly.

•                  As of now, 2017 is the size of a normal year for our expirations and by year end 2016, it will be reduced further.

•                  Progress on 2017 expirations has been made as follows:

(Square footage in 000’s)

2017 expirations as of December 31, 2015	3,591
Reduction in 2017 expirations, year-to-date 2016	(695)
2017 expirations as of September 30, 2016	2,896

Following is our approach to remaining 2017 expirations:

(Square footage in 000’s)

2,896	expiring
(668)	in properties we plan to sell
(699)	remaining on Waterfront, with a growing backlog of tenant demand
(625)	in Flex space, with historically high retention and occupancy rates
904	remaining in Core suburban properties

•                  904,000 square feet expiring within Core suburban portfolio of 9.7 million square feet represents a manageable 9.4% rollover in 2017.

Future Expirations:

•                  Our goal in re-shaping the portfolio through sales and strategic acquisitions is to have longer leases, 7 years, with less costs per square foot per year and a more manageable lease expiration schedule, no more than 12% each year.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Economic Incentives and Programs

The State of New Jersey currently offers a compelling incentive program to attract and retain businesses in the State through its “Grow New Jersey” program.  Below is a program summary and example of an incentive calculation.

Grow NJ

•                              Provides job-based tax credits for job creation and retention

•                              Tax credits of $5,000 to $9,750 per job/per year, for up to 10 years for new jobs to the state

•                              Limited to specific “Qualified Incentive Areas”

•                  Urban Transit Hub municipalities (“UTH”)

•                  ‘Mega projects’—logistics, manufacturing, energy, defense, or maritime businesses in a port district

•                  Distressed municipalities

•                  Projects in other priority areas

•                              Eligibility:

•                  Minimum 35 new jobs and/or 50 retained jobs for most commercial projects

Example — New Tenant to Jersey City

•                              New jobs at a 6 employees (EEs) per 1,000sf density

# of		Starting	Base
New EEs	SF	Rental Rate	Rent/yr
	60,000	$40/sf	$2,400,000
360			(2,880,000)
	Effective rent after incentive		(480,000)

Base award (UTH)	$5,000
Bonuses
Within 0.5 miles of transit station	$2,000
251-400 jobs	500
Targeted Industry	500
	$8,000	per job/per year
	or
	$2,880,000	per year

•                  If occupancy is higher than 6 EEs per 1,000sf, the tenant receives the further benefit, which adds to their NOI

•                  Award based on targeted industry

•                  Tenant must commit to 1.5 years of term to qualify for 1 year of benefit

•                  Urban Transit Hub location

•                  Doesn’t include increases in fixed rent or additional rent payable under the lease

•                  Retention benefit could be substantially less than as illustrated

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Tenants Taking Advantage of NJ Incentives

Company	Size (SF)	Addresss	Number of Employees	Incentive (Millions)
JP Morgan Chase (Purchase)	1,098,265	575 Washington Street	3,612	$224.9
JP Morgan Chase	305,069	545 Washington Street	2,150	$187.8
Pearson Education	206,000	221 River Street	650	$90.0
RBC	206,861	30 Hudson Street	900	$78.7
WeWork (Joint Venture)	75,000	1 Journal Square	723	$59.0
Ernst & Young	168,165	121 River Street	430	$39.8
Omnicom Group*	79,771	Harborside Plaza 2	493	$39.4
Charles Komar	159,141	90 Hudson Street	480	$37.2
New York Life	114,691	30 Hudson Street	625	$33.8
New Avon, LLC	113,625	TBD	396	$31.6
Zurich Insurance *	64,413	Harborside Plaza 2	314	$28.2
Forbes Media	93,000	499 Washington Blvd.	350	$27.1
Newell Rubbermaid	99,975	221 River Street	300	$27.0

*CLI tenants

Spotlight on Results

Operating Highlights

Net income (loss) available to common shareholders for the quarter ended September 30, 2016 amounted to $(8.5) million, or $(0.10) per share, as compared to $(126.9) million, or $(1.42) per share, for the quarter ended September 30, 2015.    For the nine months ended September 30, 2016, net income (loss) available to common shareholders equaled $102.0 million, or $1.13 per share, as compared to $(94.0) million, or $(1.05) per share, for the same period last year.  Included in net income (loss) for the quarter ended September 30, 2016 was $17.1 million of a net loss from property-related transactions, and net loss from extinguishment of debt of $19.3 million, which were partially offset by $21.7 million of equity in earnings from refinancing proceeds received from a joint venture.  The total net non-controlling interests for these items was $1.6 million.

Funds from operations (FFO) for the quarter ended September 30, 2016 amounted to $59.9 million, or $0.60 per share, as compared to $51.5 million, or $0.51 per share, for the quarter ended September 30, 2015.  For the nine months ended September 30, 2016, FFO equaled $172.2 million, or $1.71 per share, as compared to $141.1 million, or $1.41 per share, for the same period last year.

For the third quarter 2016, Core FFO was $0.56 per share after adjusting for certain items, primarily $21.7 million from a joint venture loan refinancing, and a $19.3 million loss from extinguishment of debt.  The quarter’s Core FFO per share of $0.56 increased 16.7 percent from the same quarter last year primarily due to increased base rents in 2016.

Mack-Cali’s consolidated commercial in-service portfolio was 87.7 percent leased at September 30, 2016, as compared to 86.7 percent leased at June 30, 2016 and 85.8 percent at September 30, 2015.

For the quarter ended September 30, 2016, the Company executed 62 leases at its consolidated in-service commercial portfolio totaling 664,490 square feet. Of these totals, 289,991 square feet were for new leases and 374,499 square feet were for lease renewals and other tenant retention transactions.  Lease transactions included 216,205 square feet in Core properties, 150,454 square feet in Waterfront properties, 241,634 square feet in Flex properties and 56,197 square feet in Non-Core properties. Lease spreads on a GAAP basis were 16.2 percent for new leases and 8.3 percent for renewed or retained leases, for an average of 9.1 percent for the quarter.

Rental Property Acquisitions

For the nine months ended September 30, 2016

				Rentable
Acquisition			# of	Square	Purchase
Date	Property/Address	Location	Buildings	Feet	Price
04/04/16	11 Martine Avenue (a)	White Plains, New York	1	82,000	$10,750
04/07/16	320, 321 University Avenue (b)	Newark, New Jersey	2	147,406	23,000
06/02/16	101 Wood Avenue South (c)	Iselin, New Jersey	1	262,841	82,300
07/01/16	111 River Street (c)	Hoboken, New Jersey	1	566,215	235,000	(d)

Total Acquisitions:			5	1,058,462	$351,050

(a)

Acquisition represented four units of condominium interests which collectively comprise floors 2 through 5. Upon completion of the acquisition, the Company owns the entire 14-story 262,000 square-foot building. The acquisition was funded using available cash.

(b)	This acquisition was funded through borrowings under the Company’s unsecured revolving credit facility.
(c)	This acquisition was funded using available cash and through borrowings under the Company’s unsecured revolving credit facility.
(d)	The Company paid $210.8 million at closing, net of purchase credits.

On January 5, 2016, the Company, which held a 50 percent subordinated joint venture interest in the unconsolidated Overlook Ridge Apartment Investors LLC, 371-unit multi-family operating property located in Malden, Massachusetts, acquired the remaining interest for $39.8 million in cash plus the assumption of a first mortgage loan secured by the property with a principal balance of $52.7 million.  The cash portion of the acquisition was funded primarily through borrowings under the Company’s unsecured revolving credit facility.

On April 1, 2016, the Company, which held a 38.25 percent subordinated joint venture interest in the unconsolidated Portside Apartment Developers, LLC, a joint venture which owns a 175-unit operating multi-family property located in East Boston, Massachusetts, acquired the remaining interests of its joint venture partners for $38.6 million in cash plus the assumption of a first mortgage loan secured by the property with a principal balance of $42.5 million and interest at LIBOR plus 215 basis points, with a floor of 275 basis points, maturing in December 2017.  The cash portion of the acquisition was funded primarily through borrowings under the Company’s unsecured revolving credit facility.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Results

Rental Property Sales/Dispositions

(dollars in thousands)

The Company sold approximately $465 million of assets for year to date 2016. Currently, Mack-Cali has contracts out for an additional $265 million of office sales.

For the nine months ended September 30, 2016

Sale			Realized
Date	Property/Address	Location	Gain (loss)
03/11/16	2 Independence Way	Princeton, New Jersey	$(164)
03/24/16	1201 Connecticut Avenue, NW	Washington, D.C.	58,764
04/26/16	125 Broad Street	New York, New York	(7,860)
05/09/16	9200 Edmonston Road	Greenbelt, Maryland	246
05/18/16	1400 L Street	Washington, D.C.	38,346
07/14/16	600 Parsippany Road	Parsippany, New Jersey	4,590
07/14/16	4, 5, 6 Century Drive	Parsippany, New Jersey	(2,775)
08/11/16	Andover Place	Andover, Massachusetts	2,713
09/26/16	222, 223 Mount Airy Road	Basking Ridge, New Jersey	(222)
09/27/16	10 Mountainview Road	Upper Saddle River, New Jersey	(581)
Sub-total			$93,057

Unrealized losses on properties held for sale			(24,393)

Total Property Sales and Dispositions:			$68,664

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Results

Balance Sheet/Capital Markets

In furtherance of its plan to lengthen its debt maturity profile and reduce its average cost of debt, the Company completed the following financing activity in the quarter:

Closed on a $250 million mortgage loan secured by 101 Hudson Street, its 1.2 million-square-foot Class A office building located on the Hudson River waterfront in Jersey City, NJ. The loan has a ten-year term, interest only and has an effective annual interest rate of 3.197 percent;

Closed on a $59 million mortgage loan secured by Portside 7, its 175-unit, luxury multi-family community located on the Boston Harbor waterfront. The loan has a seven-year term, interest only and has an effective annual interest rate of 3.569 percent;

The Company’s joint venture with Hyatt Corporation completed a $100 million mortgage loan refinancing, secured by the venture’s 350-room Hyatt Regency on the Hudson in Jersey City, NJ. The loan has a ten-year term, interest only and has an effective annual interest rate of 3.668 percent.  At the closing, the Company received a distribution from the venture of approximately $18 million representing its share of the excess proceeds of the refinancing;

Proceeds from the completed financing activity were used primarily to repay outstanding secured and unsecured debt;

In September, the Company purchased $114.9 million of its 7.75 percent unsecured bonds scheduled to mature in 2019 paying 115.977 percent of the face amount of the notes, plus accrued and unpaid interest.

As a result of the successful execution of these highlighted financing activities, at quarter end, the Company’s $2.5 billion of total debt had a weighted average interest rate of 4.48 percent,  down from 4.79 percent at June 30. Additionally, at quarter end, the weighted average maturity of its indebtedness was 3.93 years, up from 3.38 years at June 30. As of September 30, 2016, the Company had total a debt-to-undepreciated assets ratio of 42.4 percent and an interest coverage ratio of 3.3 times for the quarter ended September 30, 2016..

Dividends

In September, the Company’s Board of Directors declared a cash dividend of $0.15 per common share (indicating an annual rate of $0.60 per common share) for the third quarter 2016, which was paid on October 14, 2016 to shareholders of records as of October 5, 2016.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Leasing - Quarter in Review

Consolidated Commercial Leasing Summary

The Company had another successful quarter of leasing with solid activity in the Core and Waterfront portfolios.

Portfolio Summary

	9/30/2016	6/30/16	3/31/16	12/31/15
Number of buildings	207	212	215	217
Total square feet	23,355,409	23,463,605	23,974,930	24,211,880
Square feet leased	20,473,696	20,342,158	20,910,999	20,865,233
Square feet vacant	2,881,713	3,121,447	3,063,931	3,346,647
Number of tenants	1,490	1,542	1,588	1,611

Summary of Leasing Transaction Activity

For the three months ended September 30, 2016

See detail on pages 34-35

								Wtd.	Wtd. Avg.
								Avg.	Costs Per
	Number of	Total	Sq. Ft.	Sq. Ft. Renewed	Average	Median	Weighted Avg.	Base	Sq. Ft.
	Transaction	Sq. Ft.	New Leases	and Other Retained	Sq. Ft.	Sq. Ft.	Term (Yrs)	Rent	Per Year

Core	25	216,205	12,877	203,328	8,648	3,515	3.3	$29.17	$3.47
Waterfront	3	150,454	144,185	6,269	50,151	64,414	15.0	44.18	7.37
Flex	23	241,634	102,025	139,609	10,506	8,179	5.0	15.76	3.23

Sub-Total	51	608,293	259,087	349,206	11,927	5,155	6.9	27.56	4.34
Non-Core	11	56,197	30,904	25,293	5,109	2,018	4.1	24.74	5.59

TOTALS	62	664,490	289,991	374,499	10,718	4,898	6.6	$27.32	$5.52

For the nine months ended September 30, 2016

See detail on pages 38-39

								Wtd.	Wtd. Avg.
								Avg.	Costs Per
	Number of	Total	Sq. Ft.	Sq. Ft. Renewed	Average	Median	Weighted Avg.	Base	Sq. Ft.
	Transaction	Sq. Ft.	New Leases	and Other Retained	Sq. Ft.	Sq. Ft.	Term (Yrs)	Rent	Per Year

Core	94	835,827	223,221	612,606	8,892	3,654	5.9	$28.09	$4.39
Waterfront	14	829,873	299,964	529,909	59,277	42,302	10.2	39.72	6.81
Flex	66	548,082	192,682	355,400	8,304	5,977	4.6	17.12	2.67

Sub-Total	174	2,213,782	715,867	1,497,915	12,723	5,107	7.2	29.73	4.94
Non-Core	44	235,221	113,851	121,370	5,346	2,693	4.2	23.48	4.01

TOTALS	218	2,449,003	829,718	1,619,285	11,234	4,666	6.9	$29.13	$5.33

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Leasing - Quarter in Review

Consolidated Commercial Leasing Summary (continued)

For the three months ended September 30, 2016

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	16.2%	8	—	1	9
Renew/Other Retained	8.3%	33	2	1	36

TOTAL	9.1%	41	2	2	45

For the nine months ended September 30, 2016

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	8.4%	24	—	3	27
Renew/Other Retained	20.2%	115	4	14	133

TOTAL	19.3%	139	4	17	160

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Leasing - Rollforwards

(for the three months ended September 30, 2016)

Leasing Activity

See detail on pages 32-33

Continued momentum on disposition of non-core assets and positive absorption through leasing activity produced a 100-basis-point gain in space leased during the third quarter.

			Sq. Ft.					Net		Sq. Ft.
	Pct. Leased	Inventory	Leased	Inventory	Leased Sq. Ft.	Expiring/	Incoming	Leasing	Inventory	Leased	Pct. Leased
	06/30/16	06/30/16	06/30/16	Acquired/Disposed	Acquired/Disposed	Adj. Sq. Ft.	Sq. Ft.	Activity	9/30/16	9/30/16	9/30/16

Core	88.1%	9,663,946	8,512,602	—	—	(348,781)	216,205	(132,576)	9,663,946	8,380,026	86.7%
Waterfront	90.9%	4,317,978	3,923,074	566,215	558,969	(12,173)	150,454	138,281	4,884,193	4,620,324	94.6%
Flex	92.1%	5,207,813	4,794,305	8,400	8,400	(199,962)	241,634	41,672	5,216,213	4,844,377	92.9%

Sub-Total	89.8%	19,189,737	17,229,981	574,615	567,369	(560,916)	608,293	47,377	19,764,352	17,844,727	90.3%
Non-Core	72.8%	4,273,868	3,112,177	(682,811)	(475,435)	(63,970)	56,197	(7,773)	3,591,057	2,628,969	73.2%

TOTALS	86.7%	23,463,605	20,342,158	(108,196)	91,934	(624,886)	664,490	39,604	23,355,409	20,473,696	87.7%

Percentage Leased

	Pct. Leased	Impact of	Impact of	Pct. Leased
	06/30/16	Portfolio Changes	Leasing Activity	9/30/16

Core	88.1%	0.0%	(1.4)%	86.7%
Waterfront	90.9%	0.9%	3.2%	94.6%
Flex	92.1%	0.0%	0.8%	92.9%

Sub-Total	89.8%	0.2%	0.2%	90.3%
Non-Core	72.8%	0.6%	(0.2)%	73.2%

TOTALS	86.7%	0.8%	0.2%	87.7%

“Core”	Long-term hold office properties (excluding Waterfront locations)
“Waterfront”	Office assets located on NJ Hudson River waterfront
“Flex”	Non-office commercial assets, primarily office/flex properties
“Non-Core”	Properties designated for eventual sale/disposition or repositioning

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Leasing - Quarter Stats

Summary of Lease Expirations

(as of September 30, 2016)

See detail on pages 40-47

		Net Rentable	Pct of Leased	Annualized	Avg.	Pct of
	Number of	Area of	Sq. Ft.	Base Rental	Annualized	Annualized
Year of	Leases	Leases	Leases	Revenue	Base Rent	Base Rent
Expiration	Expiring	Expiring	Expiring	Expiring	Per Sq. Ft.	Expiring

October 1-December 31, 2016	74	361,208	1.8	$8,260,369	$22.87	1.7
2017	311	2,895,800	14.4	74,939,164	25.88	15.2
2018	310	2,967,162	14.7	68,911,082	23.22	13.9
2019	271	2,600,433	12.9	57,620,541	23.16	11.7
2020	212	1,750,636	8.7	39,318,855	22.46	8.0
2021 & beyond	583	9,530,512	47.5	244,408,223	25.64	49.5

TOTALS	1,761	20,105,751	100.0	$493,458,234	$24.54	100.0

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Leasing - Rental Rate Effects

The following schedule sets forth the percentage change in GAAP rent for transactions signed within the period.  Transactions signed for space which has been vacant for longer than 12 months are excluded.

	Transaction Type	1st Qtr ’16	2nd Qtr ’16	3rd Qtr ’16	Year-to-Date 2016

Core
	New	2.7%	6.9%	10.0%	4.1%
	Renew/Other Retained	7.7%	9.7%	7.9%	8.5%

	Weighted Average	7.0%	9.7%	8.0%	8.2%

Waterfront
	New	N/A	23.3%	n/a	23.3%
	Renew/Other Retained	26.7%	70.6%	n/a	39.7%

	Weighted Average	26.7%	69.8%	n/a	39.7%

Flex	New	32.9%	9.1%	18.0%	16.0%
	Renew/Other Retained	12.9%	6.7%	10.1%	10.0%

	Weighted Average	14.9%	7.4%	12.0%	11.2%

Sub-Total	New	9.7%	9.9%	17.0%	12.1%
	Renew/Other Retained	19.9%	32.1%	8.6%	21.4%

	Weighted Average	19.4%	30.5%	9.3%	20.7%

Non-Core	New	10.3%	(14.1)%	7.0%	(8.3)%
	Renew/Other Retained	3.9%	3.8%	5.4%	4.2%

	Weighted Average	4.3%	(1.6)%	5.6%	2.0%

TOTAL	New	9.7%	2.2%	16.2%	8.4%
	Renew/Other Retained	18.9%	29.9%	8.3%	20.2%

	Weighted Average	18.4%	27.3%	9.1%	19.3%

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Earnings - FFO, Core FFO & AFFO

(in thousands, except per share/unit amounts) (unaudited)

Core FFO per share for 3Q-16 was $0.56 an increase of $0.08 per share over 3Q-15. Increased leasing costs due to greater leasing activity in current quarter is expected to produce higher earnings and coverage in future periods.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) available to common shareholders	$(8,541)	$(126,892)	$102,043	$(94,034)
Add (deduct): Noncontrolling interest in Operating Partnership	(999)	(15,530)	11,947	(11,461)
Real estate-related depreciation and amortization on continuing operations (a)	52,371	48,503	147,872	142,168
Impairments	—	164,176	—	164,176
Gain on change of control of interests	—	—	(15,347)	—
Realized (gains) losses and unrealized losses on disposition of rental property, net	17,053	(18,718)	(68,664)	(53,261)
Gain on sale of investment in unconsolidated joint venture	—	—	(5,670)	(6,448)
Funds from operations (b)	$59,884	$51,539	$172,181	$141,140

Add:
Acquisition-related costs	$815	—	$2,854	$111
Dead deal costs	—	—	791	—
Severance/separation costs	—	$2,000	—	2,000
Mark-to-market interest rate swap	(1,012)	—	—	—
Deduct:
Net real estate tax appeal proceeds	(746)	(2,233)	(746)	(4,192)
Equity in earnings from joint venture refinancing proceeds	(21,708)	(3,700)	(21,708)	(3,700)
Loss from extinguishment of debt, net	19,302	—	6,882	—
Core FFO	$56,535	$47,606	$160,254	$135,359

Add (Deduct) Non-Cash Items:
Straight-line rent adjustments (c)	$(4,378)	$(1,419)	$(11,331)	$(1,336)
Amortization of market lease intangibles, net (d)	(1,043)	(127)	(1,488)	(552)
Amortization of stock compensation	2,133	794	4,585	1,796
Non real estate depreciation and amortization	305	236	717	722
Amortization of debt discount/(premium) and mark-to-market, net	291	774	1,417	2,792
Amortization of deferred financing costs	1,234	945	3,583	2,846
Deduct:
Non-incremental revenue generating capital expenditures:
Building improvements	(5,883)	(5,631)	(14,389)	(20,193)
Tenant improvements and leasing commissions (e)	(8,208)	(7,808)	(35,017)	(19,217)
Tenant improvements and leasing commissions on space vacant for more than one year	(20,456)	(7,475)	(50,387)	(24,799)
Adjusted FFO (b)	$20,530	$27,895	$57,944 (j)	$77,418

Core FFO (calculated above)	$56,535	$47,606	$160,254	$135,359
Deduct:
Equity in earnings (loss) of unconsolidated joint ventures, net (i)	$(82)	$565	$2,086	$6,423
Equity in earnings share of depreciation and amortization	(4,559)	(4,845)	(13,948)	(15,828)
Add-back:
Interest expense	24,233	24,689	72,158	78,677
Recurring JV distributions	2,869	2,791	8,473	7,474
Income (loss) in non-controlling interest in consolidated joint ventures	(65)	281	(460)	(582)
EBITDA	$78,931	$71,087	$228,563	$211,523

Net debt at period end (g)	$2,433,754	$2,012,726	$2,433,754	$2,012,726
Net debt to EBITDA (h)	7.71x	7.08x	7.99x	7.14x

Diluted weighted average shares/units outstanding (f)	100,253	100,172	100,486	100,236

Funds from operations per share-diluted	$0.60	$0.51	$1.71	$1.41
Core Funds from Operations per share/unit-diluted	$0.56	$0.48	$1.59	$1.35
Dividends declared per common share	$0.15	$0.15	$0.45	$0.45

Note:   See footnotes on next page and “Information About FFO, Core FFO and AFFO” on page 48.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Earnings - FFO, Core FFO & AFFO Footnotes

Footnotes to prior page:

(a)

Includes the Company’s share from unconsolidated joint ventures of $4,559 and $4,845 for the three months ended September 30, 2016 and 2015, respectively, and $13,948 and $15,828 for the nine months ended September 30, 2016 and 2015, respectively. Excludes non-real estate-related depreciation and amortization of $305 and $236 for the three months ended September 30, 2016 and 2015, respectively, and $717 and $722 for the nine months ended September 30, 2016 and 2015, respectively, and depreciation expense allocable to the Company’s noncontrolling interest in consolidated joint ventures of $80 and $151 for the three months ended September 30, 2016 and 2015, respectively, and $335 and $453 for the nine months ended September 30, 2016 and 2015, respectively.

(b)

Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” on page 48.

(c)

Includes the Company’s share from unconsolidated joint ventures of $362 and $138 for the three months ended September 30, 2016 and 2015, respectively, and $511 and $676 for the nine months ended September 30, 2016 an 2015, respectively.

(d)

Includes the Company’s share from unconsolidated joint ventures of $95 and $95 for the three months ended September 30, 2016 and 2015, respectively, and $285 and $333 for the nine months ended September 30, 2016 an 2015, respectively.

(e)	Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year.
(f)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,498 and 10,923 shares for the three months ended September 30, 2016 and 2015, respectively, and 10,502 and 11,008 shares for the nine months ended September 30, 2016 and 2015, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(g)

Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents, all at period end.

(h)	Equals Net Debt at period end divided by EBITDA (for quarter periods, EBIDTA annualized multiplying quarter amounts by 4; and for nine month periods, multiplying by 1.33).
(i)

Excludes the Company’s share from non-recurring joint venture loan refinance proceeds from unconsolidated joint ventures of $21,708 and $3,700 for the three and nine months ended September 30, 2016 and 2015, respectively.

(j)

In its Supplemental Operating and Financial Data furnished for the First Quarter 2016, the Company had presented the Adjusted FFO (AFFO) amounts for the three months ended March 31, 2016 and 2015 of $21,924 and $24,595, respectively, which did not properly reflect the effects of certain non-cash components of AFFO. The amounts presented in this report of $57,944 and $77,418 for the nine months ended September 30, 2016 and 2015, respectively, include the corrected amounts for the three months ended March 31, 2016 and 2015 of $18,084 and $26,405.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Earnings -NAV

($’s in millions)

As of September 30, 2016

Presented below is a Net Asset Value (NAV) analysis with footnotes. The information set forth below should be read in conjunction with this Third Quarter 2016 Supplemental Operating and Financial Data and the Third Quarter 2016 Supplemental Operating and Financial Data for Roseland Residential Platform (the “Roseland Supplemental”).

	Rentable Area (MSF) / Apt	Projected	Cap Rate Range		Value Range
	Units	2017 NOI(1)	Low	High	Low	High
Commercial
NJ Waterfront (1)	4.884	$110.1	6.00%	6.50%	$1,694	$1,835
Flex (1)	5.216	48.5	6.75%	7.25%	669	719
Core Suburban Office (1)	9.664	124.7	7.50%	8.00%	1,559	1,663
Non - Core (1)	3.591				320	320
Commercial (Hotel / Office) Unconsolidated JV interests (2)					150	160
Land - Harborside Plaza 4, 1.067msf (3)					84	84
Commercial Land, CIP & Other (4)					110	110
Total Commercial Share of Portfolio	23.355				$4,586	$4,891

	Units
Multi- Family
Operating Properties
Wholly Owned (5)	1,627	$22.5	4.65%	5.00%	$450	$484
Joint Ventures (5)	1,624				160	173
Subordinated Interests (5)	1,963				76	84
Operating Properties Sub-total					686	741
In Construction Properties
Wholly Owned & Unconsolidated (6)	2,998				536	588
Pre/Future - Development Properties
Wholly Owned & Unconsolidated (7)	11,210				212	235
Fee Income Business / Other (8)					20	20
Total Multi- Family Share of Portfolio	19,422	$			$1,454	$1,584

Total Commercial & Multi-Family Gross Asset Value					$6,040	$6,475
Less:
Market Management Fee (9)		$(15.0)	7.50%	7.50%	(200)	(200)
Total Debt and Other Liabilities
Office / Commercial Share of Consolidated Debt (10)					$(2,201)	$(2,201)
Multi-Family Share of Consolidated Debt (10)					(254)	(254)
Total Debt and Other Liabilities					$(2,455)	$(2,455)
Approximate Net Asset Value range					$3,385	$3,820
Approximate Net Asset Value per share range (100.3MM shares) (11)					$33.76	$38.11

Note: See footnotes on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Earnings -NAV Footnotes

Footnotes to prior page:

(1) Projected 2017 Cash NOI plus an add-back for excess levels of free rent.

(2) Estimated market values for Hyatt Hotel ($7MM @ 7.0%) less share of ($50MM) debt, Curtis Center ($97MM), Red Bank ($5MM) and 12 Vreeland ($4MM).  For further detail on these ventures, please refer to p. 51 in the Mack-Cali supplemental.

(3) Land value assumed at $75 PSF based on new building construction proforma with lease rates of $50 PSF.  Asking rents in Plaza 5, adjacent to this site, are mid-$40’s PSF.  For further detail, please refer to the Mack-Cali supplemental p. 56.

(4) Estimated market values for land in Princeton (1.007 MSF), Parsippany (0.274 MSF) and in other land parcels (0.477 MSF), totaling 1.757msf.  Estimated value for Wegman’s Shopping Center Project (0.170msf) $1.8MM NOI capped @ 4.5% and potential additional $0.6MM in ground rent capped @ 5.0%.  Includes $39MM in 1031 proceeds. For further detail, please refer to the Mack-Cali supplemental p. 56.

(5) For further detail on these projects, please refer to the Roseland supplemental p. 24-26.

(6) For further detail on these projects, please refer to the Roseland supplemental p. 30-32.

(7) Source: Roseland supplemental p. 33-35.

(8) Source: Roseland supplemental p.13.

(9) Represents an estimate of the cost for a management fee based on 3.0% percent of revenues, as the NOI presented is before any cost for managing the portfolio.

(10) Source: Mack-Cali supplemental p. 49; Roseland supplemental p. 19.

(11) Source: Mack-Cali supplemental p. 25.

Definitions:

Net Asset Value (NAV): We consider NAV to be a useful metric for investors to estimate the fair value of the Mack-Cali and Roseland platforms. The metric represents the net projected value of the Company’s interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Net Operating Income (NOI): Total property revenues less real estate taxes, utilities and operating expenses.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Earnings - Guidance Assumptions

	Initial		Revised
	2017 Guidance		2016 Guidance
Core Funds from Operations (FFO) per share	$2.25 to $2.40	Commentary to the 2017 Guidance	$2.14 to $2.16

Metric	Assumptions Range ($’s in millions)
Office Portfolio
Occupancy (% leased)	90.0% to 92.0%	Improving leasing activity and portfolio transformation.	89.0% to 91.0%
Same Store GAAP NOI Growth Post Sale Portfolio	6.0% to 8.0%	Reflects expected same store growth from only the Waterfront, Core and Flex properties remaining after the sale of all Non-Core properties.	9.5% to 10.5%
Same Store Cash NOI Growth Post Sale Portfolio	3.0% to 5.0%		5.0% to 6.0%
Straight-Line Rent Adjustment	$25 to $30	Including approximately $2 million from projected acquisitions.	$16 to $18
Dispositions	$500 to $600	Continue the sale of non core assets for reinvestment and debt retirement.	$700 to $750
Acquisitions	$350 to $400	Reinvesting proceeds in transit oriented, high-growth markets.	Up to $400
Base Building CapEx	$40 to $50	Includes special common area improvements for Harborside, Metropark, Parsippany and White Plains portfolios, as well as the overall office/multi-family base building cap expenditures.	$20 to $25
Non-Incremental Leasing CapEx	$40 to $50	Approximately 3.4 million square feet of starts at a cost of $26.50 per square foot.	$45 to $50
Incremental (Space vacant more than 1 year)	$40 to $50		$55 to $60

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Earnings - Guidance Assumptions (Continued)

	Initial		Revised
	2017 Guidance		2016 Guidance
Metric	Assumptions Range ($’s in millions)
Multi-Family Portfolio
Development (Consolidated)	$130 to $140	Equity capital required based on estimated total on-balance development spending of $420-430MM in 2017, net of construction loans.	$110 to $120
Development (J.V.)	$40 to $50	Equity investment in unconsolidated joint venture development projects during 2017.	$20 to $25
Investments/Consolidations	None		$110

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Earnings - Guidance Assumptions (Continued)

	Initial		Revised
	2017 Guidance		2016 Guidance
Metric	Assumptions Range ($’s in millions)
Corporate
G&A (Corporate)	$35 to $37	Based on staffing levels and incentive compensation, plans to reduce as we streamline our portfolio.	$38 to $40
G&A (Multi-family subsidiary)	$8 to $10	Based on staffing levels and incentive compensation.	$9 to $11
Interest Expense	$77 to $79	After retiring $142MM Prudential loan in November 2016. Use sale proceeds to reduce debt throughout the year.	$94 to $96
Unsecured Debt Financing	$250	Re-finance the maturing bonds in 4Q-17 with new Term Loan and re-cast Credit Facility in 2017.	Completed $350 (at 3.13%)
Secured Debt Financing	$225	Secured by existing properties and projected acquisitions.	Completed $250 (at 3.197%)
Equity Financing	$150 by 3/31/17	Reduced capital needs due to already invested funds and reduction of starts in 2017/2018.	$150 by 3/31/17

The guidance and representative assumptions on these pages are forward looking statements and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Earnings - 2016 & 2017 Projected Sources & Uses of Funds

We have multiple options regarding our capital plan.  Below is a summary of the potential sources and uses for 2016 & 2017.

	Actuals	Projected			Projected			Projected
	Jan. - Sept.	Oct. - Dec.			Full Year			Full Year
($’s in millions)	2016	2016			2016			2017
Sources
Core FFO Net of Straight-Line Rent	$149	$49	—	$51	$198	—	$200	$198	—	$213
Office Sales Net Proceeds	412	288	—	388	700	—	800	475	—	500
Multi-Family Sales Net Proceeds	40	—	—	—	40	—	40	—	—	—
Joint Venture Interest Sale / Capital Distribution	24	19	—	19	43	—	43	100	—	105
Roseland Residential Equity Raise Net Proceeds	—	—	—	—	—	—	—	150	—	150
O.P. Unit Equity Raise Net Proceeds	—	55	—	60	55	—	60	—	—	—
Office and Multi-Family Secured Debt Raise, Net	265	—	—	—	265	—	265	220	—	225
Total Sources	$890	$411	—	$518	$1,301	—	$1,408	$1,143	—	$1,193

Uses
Base Bldg CapEx	$14	$16	—	$21	$30	—	$35	$40	—	$50
Non-Incremental Leasing Costs	35	10	—	15	45	—	50	40	—	50
Incremental Leasing Costs	50	5	—	10	55	—	60	40	—	50
Multi-Family Acquisitions Net of Secured Debt	105	63	—	68	168	—	173	—	—	—
Office Acquisitions	351	5	—	10	356	—	361	400	—	410
Development Spending Net of Secured Debt	100	10	—	20	110	—	120	130	—	140
Net Investment in Unconsolidated Joint Ventures	18	17	—	22	35	—	40	40	—	50
Dividends / Distributions	45	15	—	15	60	—	60	60	—	65
Cash Available for Strategic Plan/ Reduction of Net Debt	172	270	—	337	442	—	509	393	—	378
Total Uses	$890	$411	—	$518	$1,301	—	$1,408	$1,143	—	$1,193

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Earnings - Our Stats

($’s in thousands, except ratios and per share amounts)

Mack-Cali executed on its strategy to strengthen its balance sheet and improve its key financial ratios in third quarter 2016.

From 9/30/15 to 9/30/16: Total Debt/Total Market Cap decreased 4.0 percentage points, from 51.2 percent to 47.2 percent and Interest Coverage increased 0.2x, from 3.1x to 3.3x.  Core FFO per Diluted Share increased from $0.48 to $0.56, and the FFO Payout Ratio decreased from 29.2 percent to 25.1 percent.  It was a positive quarter for Mack-Cali as demonstrated by favorable improvements in many of these key financial metrics.

($’s in thousands, except ratios)	09/30/16	06/30/16	03/31/16	12/31/15	09/30/15

Market Value of Equity (a)	2,747,095	2,725,214	2,410,679	2,394,512	1,944,543
Total Debt, Net	2,455,309	2,256,955	2,269,287	2,154,920	2,043,592
Total Market Capitalization	5,202,404	4,982,169	4,679,966	4,549,432	3,988,135

Total Debt/ Total Market Capitalization	47.20%	45.30%	48.47%	47.37%	51.24%
Total Debt/ Total Book Capitalization	55.37%	53.56%	53.67%	53.03%	51.07%
Total Debt/ Total Undepreciated Assets	42.43%	40.26%	40.44%	38.98%	37.59%
Secured Debt/ Total Undepreciated	18.34%	13.72%	13.68%	13.23%	13.61%

Capitalized Interest	5,090	4,785	4,561	4,473	4,356

Portfolio Size:
Consolidated In-Service Properties	214	220	222	223	222
Consolidated Total Commercial Square Footage	23,355,409	23,463,605	23,974,930	24,211,880	24,015,752
Commercial Sq. Ft. Leased at End of Period (c)	87.7%	86.7%	87.2%	86.2%	85.8%
Consolidated Residential Units	1,627	1,847	1,672	1,301	1,301

Shares and Units:
Common Shares Outstanding	89,647,337	89,650,590	89,638,312	89,583,950	89,310,243
Common Units Outstanding	10,497,946	10,497,946	10,499,844	10,516,844	10,790,142
Combined Shares and Units	100,145,283	100,148,536	100,138,156	100,100,794	100,100,385
Weighted Average- Diluted (b)	100,252,797	100,400,717	100,315,467	100,180,068	100,172,220

Common Share Price ($’s):
At the end of the period	27.22	27.00	23.50	23.35	18.88
High during period	29.25	27.58	23.71	24.26	21.12
Low during period	26.11	22.47	17.35	18.67	18.01

	Three Months Ended		Nine Months Ended
	09/30/16	09/30/15	09/30/16	09/30/15
Net Debt to EBITDA Annualized	7.71x	7.08x	7.99x	7.14x
Interest Coverage Ratio	3.33	3.09	3.21	2.79
Fixed Charge Coverage Ratio	2.63	2.64	2.54	2.36
Earnings per Share—diluted	(0.10)	(1.42)	1.13	(1.05)
FFO per Share—diluted (d)	0.60	0.51	1.71	1.41
Core FFO per Share	0.56	0.48	1.59	1.35
Dividends Declared per Share	0.15	0.15	0.45	0.45
FFO Payout Ratio	25.11%	29.15%	26.26%	31.96%

(a)	Includes any outstanding preferred units presented on a converted basis into common units and noncontrolling interests in consolidated joint ventures.
(b)	Calculated based on shares and units included in basic per share/unit computation, plus dilutive Common Stock Equivalents (i.e. convertible preferred units, options and warrants).
(c)

Percentage leased includes leases in effect as of the period end date, some of which have commencement dates in the future and leases that expire at the period end date. Reflects square feet leased at the Company’s consolidated in-service portfolio, excluding in-service properties in lease up (if any).

(d)

Funds from operations (“FFO”) is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” on page 48.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Earnings - Same Store

(Consolidated Commercial In-Service Portfolio)

(dollars in thousands)

The current quarter and year-to-date same store results for our commercial portfolio showed very positive results, benefiting from solid revenue growth, and a very favorable quarter of property expense savings from the mild weather to start 2016.

	For the three months ended
	September 30,			%
	2016	2015	Change	Change

Total Property Revenues	$126,071	$119,163	$6,908	5.8

Real Estate Taxes	17,489	14,818	2,671	18.0
Utilities	12,107	11,613	494	4.3
Operating Services	20,242	20,474	(232)	(1.1)
Total Property Expenses:	49,838	46,905	2,933	6.3

GAAP Net Operating Income	76,233	72,258	3,975	5.5

Less: straight-lining of rents adj.	3,362	1,473	1,889	128.2

Net Operating Income	$72,871	$70,785	$2,086	2.9

Average Percentage Leased	87.3%	86.3%

Total Properties:	203

Total Square Footage:	22,321,825

	For the nine months ended
	September 30,			%
	2016	2015	Change	Change

Total Property Revenues	$372,999	$359,349	$13,650	3.8

Real Estate Taxes	54,765	49,463	5,302	10.7
Utilities	33,579	38,806	(5,227)	(13.5)
Operating Services	60,510	64,738	(4,228)	(6.5)
Total Property Expenses:	148,854	153,007	(4,153)	(2.7)

GAAP Net Operating Income	224,145	206,342	17,803	8.6

Less: straight-lining of rents adj.	9,807	862	8,945	1,037.7

Net Operating Income	$214,338	$205,480	$8,858	4.3

Average Percentage Leased	87.3%	86.3%

Total Properties:	203

Total Square Footage:	22,321,825

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Financials - Income Statements

(dollars in thousands, except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
REVENUES
Base rents	$129,523	$119,707	$380,133	$364,746
Escalations and recoveries from tenants	16,177	15,050	45,248	49,291
Real estate services	6,650	7,510	19,931	22,555
Parking income	3,443	2,749	10,131	8,141
Other income	1,724	1,142	4,224	3,707
Total revenues	157,517	146,158	459,667	448,440

EXPENSES
Real estate taxes	20,606	19,143	66,250	63,005
Utilities	14,127	13,172	38,658	44,146
Operating services	25,553	24,535	76,309	78,607
Real estate services expenses	6,361	6,673	19,418	19,520
General and administrative	14,007	13,670	39,011	36,558
Acquisition-related costs	815	—	2,854	111
Depreciation and amortization	48,117	44,099	134,639	127,266
Impairments	—	164,176	—	164,176
Total expenses	129,586	285,468	377,139	533,389
Operating income (loss)	27,931	(139,310)	82,528	(84,949)

OTHER (EXPENSE) INCOME
Interest expense	(24,233)	(24,689)	(72,158)	(78,677)
Interest and other investment income (loss)	1,262	5	739	563
Equity in earnings (loss) of unconsolidated joint ventures	21,790	3,135	19,622	(2,723)
Gain on change of control of interests	—	—	15,347	—
Realized gains (losses) and unrealized losses on disposition of rental property, net	(17,053)	18,718	68,664	53,261
Gain on sale of investment in unconsolidated joint venture	—	—	5,670	6,448
Loss from extinguishment of debt, net	(19,302)	—	(6,882)	—
Total other income (expense)	(37,536)	(2,831)	31,002	(21,128)
Net income (loss)	(9,605)	(142,141)	113,530	(106,077)
Noncontrolling interest in consolidated joint ventures	65	(281)	460	582
Noncontrolling interest in Operating Partnership	999	15,530	(11,947)	11,461
Net income (loss) available to common shareholders	$(8,541)	$(126,892)	$102,043	$(94,034)

Basic earnings per common share:
Net income (loss) available to common shareholders	$(0.10)	$(1.42)	$1.14	$(1.05)

Diluted earnings per common share:
Net income (loss) available to common shareholders	$(0.10)	$(1.42)	$1.13	$(1.05)

Basic weighted average shares outstanding	89,755	89,249	89,739	89,229

Diluted weighted average shares outstanding	100,253	100,172	100,486	100,236

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Financials - Balance Sheets

(dollars in thousands, except per share amounts) (unaudited)

	September 30,	December 31,
	2016	2015
Assets
Rental property
Land and leasehold interests	$667,095	$735,696
Buildings and improvements	3,821,332	3,648,238
Tenant improvements	361,301	408,617
Furniture, fixtures and equipment	19,622	15,167
	4,869,350	4,807,718
Less — accumulated depreciation and amortization	(1,351,825)	(1,464,482)
	3,517,525	3,343,236
Rental property held for sale, net	102,798	—
Net investment in rental property	3,620,323	3,343,236
Cash and cash equivalents	21,555	37,077
Investments in unconsolidated joint ventures	319,807	303,457
Unbilled rents receivable, net	105,547	120,246
Deferred charges, goodwill and other assets, net	303,654	203,850
Restricted cash	54,784	35,343
Accounts receivable, net of allowance for doubtful accounts of $1,308 and $1,407	9,949	10,754

Total assets	$4,435,619	$4,053,963

Liabilities and Equity
Senior unsecured notes	$951,275	$1,263,782
Unsecured term loan, net	347,830	—
Revolving credit facility	95,000	155,000
Mortgages, loans payable and other obligations, net	1,061,204	726,611
Dividends and distributions payable	15,233	15,582
Accounts payable, accrued expenses and other liabilities	185,326	135,057
Rents received in advance and security deposits	48,314	49,739
Accrued interest payable	17,613	24,484
Total liabilities	2,721,795	2,370,255
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
89,647,337 and 89,583,950 shares outstanding	897	896
Additional paid-in capital	2,574,999	2,570,392
Dividends in excess of net earnings	(1,053,910)	(1,115,612)
Accumulated other comprehensive loss	(6,739)	—
Total Mack-Cali Realty Corporation stockholders’ equity	1,515,247	1,455,676

Noncontrolling interests in subsidiaries:
Operating Partnership	177,440	170,891
Consolidated joint ventures	21,137	57,141
Total noncontrolling interests in subsidiaries	198,577	228,032

Total equity	1,713,824	1,683,708

Total liabilities and equity	$4,435,619	$4,053,963

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Financials - Debt Summary

(as of September 30, 2016)

As of September 30, 2016, the Company has minimal floating rate debt of only $262 million, or 11 percent, of its total debt.

Debt Breakdown

(dollars in thousands)

		%	Weighted Average		Weighted Average
	Balance	of Total	Interest Rate (a)		Maturity in Years
Fixed Rate Unsecured Debt and Other Obligations	$1,310,136	52.95%	3.99%		3.79
Fixed Rate Secured Debt	902,306	36.47%	5.40%		4.99
Variable Rate Secured Debt	166,706	6.74%	4.83%		1.05
Variable Rate Unsecured Debt	95,000	3.84%	1.85%		0.83
Totals/Weighted Average:	$2,474,148	100.00%	4.48	%(b)	3.93
Adjustment for unamortized debt discount	(5,013)
Unamortized deferred financing costs	(13,826)
Total Debt, net	$2,455,309

Future Repayments

(dollars in thousands)

				Weighted Average
	Scheduled	Principal		Interest Rate of
Period	Amortization	Maturities	Total	Future Repayments (a)
October 1 to December 31, 2016	$2,031	$115,180	$117,211	8.56%
2017 (b)	7,275	511,311	518,586	3.64%
2018	7,311	263,446	270,757	6.29%
2019	1,970	573,839	575,809	4.66%
2020	1,977	—	1,977	4.05%
Thereafter	8,862	980,946	989,808	3.83%
Sub-total	29,426	2,444,722	2,474,148
Adjustment for unamortized debt discount/premium net, as of September 30, 2016	(5,013)	—	(5,013)
Unamortized deferred financing costs	(13,826)	—	(13,826)

Totals/Weighted Average:	$10,587	$2,444,722	$2,455,309	4.48	%(c)

(a)         The actual weighted average LIBOR rate for the Company’s outstanding variable rate debt was 0.54 percent as of September 30, 2016, plus the applicable spread.

(b)         Includes outstanding borrowings of the Company’s unsecured revolving credit facility of $95 million which matures in 2017 with two six-month extension options with the payment of a 7.5 basis point fee.

(c)          Excludes amortized deferred financing costs pertaining to the Company’s unsecured revolving credit facility which amounted to $0.8 million and $2.4 million for the three and nine months ended September 30, 2016.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Portfolio - Property Types

(as of September 30, 2016)

		# of	Commercial	Garage
	# of	Apartment	Square	Parking
Property	Properties	Homes	Feet	Spaces
MULTI-FAMILY RENTAL PORTFOLIO
Stabilized Operating Communities:
Consolidated Properties	7	1,627		1,586
Unconsolidated Joint Venture Interests:
Participating JVs	3	1,313
Subordinated Interests	6	1,963
Total Stabilized Operating Communities-included in Property Count:	16	4,903		1,586

Communities in Lease-Up:
Unconsolidated Joint Venture Interests:
Participating JVs	1	311
Total Properties in Lease-Up-Multi-Family-included in Property Count:	1	311

Development Communities:
Consolidated Properties	9	2,235
Unconsolidated Joint Venture Interests:
Participating JVs	2	822
Subordinated Interests	—	—
Total Development Communities-Multi-Family:	11	3,057

Total Land Holdings/Pre-Development and Repurposing-Multi-Family:	n/a	11,151

OFFICE PORTFOLIO
Stabilized Operating Properties:
Consolidated Properties	207		23,355,409
Unconsolidated Joint Venture Interests:
Participating JVs (incl. 350-room hotel)	8		1,645,306
Subordinated Joint Ventures	31		4,033,049
Total Operating Properties-included in Property Count:	246		29,033,764

Total Land Holdings/Pre-Development-Office	—		5,348,750

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Spotlight on Portfolio - Commercial Tenant Size

The Company’s commercial portfolio continues to benefit from a consistent balance in its range of tenant sizes.

					Annualized	Percentage of
	Number	Percentage of		Percentage of	Base Rental	Annualized
	of	Total Number	Rentable	Rentable Area	Revenue	Base Rental
Square Feet Leased	Tenants (c)	of Tenants (%)	Area (b) (c)	(%)	($) (a) (b) (c)	Revenue (%)
2,500 or less	294	20.9	432,095	2.1	10,893,016	2.2
2,501 - 10,000	642	45.6	3,400,694	16.9	76,462,811	15.5
10,001 - 20,000	247	17.5	3,519,281	17.5	74,837,076	15.2
20,001 - 40,000	118	8.4	3,229,878	16.1	73,227,969	14.8
40,001 - 100,000	85	6.0	5,358,801	26.7	134,128,738	27.2
Greater than 100,000	22	1.6	4,165,002	20.7	123,908,624	25.1

Totals	1,408	100.0	20,105,751	100.0	493,458,234	100.0

(a)         Annualized base rent revenue is based on actual September 2016 billings times 12. For leases whose rent commences after October 1, 2016, annualized base rental revenue is based on the first full month’s billings times 12. As annualized based rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)         Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring September 30, 2016 aggregating 29,692 square feet and representing annualized base rent of $641,416 for which no new leases were signed.

(c)          Includes office, office/flex, industrial and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Quarter Rollforward

(for the three months ended September 30, 2016)

Consolidated Commercial In-Service Portfolio

			LEASING ACTIVITY					Market	Fav/
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased (e)	(Unfav)
Market/Submarket	06/30/16	Acquired/Disposed (a)	Sq. Ft. (b)	Sq. Ft.	Activity	9/30/16 (c)	9/30/16 (d)	9/30/16	to Market
CORE
Northern NJ
Bergen Route 4 East	100.0%	—	(1,452)	1,452	—	239,680	100.0%	87.1%	12.9%
Bergen Route 17/GSP	80.2%	—	(83,280)	24,834	(58,446)	1,373,040	76.9%	84.0%	(7.1)%
Roseland/Short Hills	96.0%	—	—	—	—	507,993	96.0%	85.9%	10.1%
GW Bridge	91.9%	—	(1,468)	—	(1,468)	244,737	91.3%	88.7%	2.6%
Morris Route 10/24	87.8%	—	—	—	—	225,302	87.8%	78.5%	9.3%
Parsippany	86.3%	—	(69,045)	68,877	(168)	1,744,911	86.2%	77.5%	8.7%
Suburban Passaic	95.5%	—	(8,547)	5,982	(2,565)	50,975	90.9%	79.8%	11.1%
Central NJ
Clark & Cranford	80.5%	—	(27,061)	302	(26,759)	613,430	77.1%	75.9%	1.2%
Mercer Southern	94.6%	—	—	—	—	268,747	94.6%	89.8%	4.8%
Monmouth County	97.1%	—	(50,473)	54,538	4,065	1,062,824	97.5%	87.0%	10.5%
Princeton	90.3%	—	(83,701)	46,043	(37,658)	272,942	79.3%	88.4%	(9.1)%
The Brunswicks	100.0%	—	—	—	—	40,000	100.0%	83.6%	16.4%
Woodbridge/Edison	95.9%	—	(2,779)	2,047	(732)	819,298	95.9%	84.1%	11.8%
Westchester Co., NY
Elmsford	74.0%	—	—	—	—	44,392	74.0%	82.3%	(8.3)%
Hawthorne	93.6%	—	(3,495)	5,235	1,740	230,524	94.3%	94.9%	(0.6)%
White Plains CBD	77.7%	—	(14,995)	6,895	(8,100)	475,480	76.4%	80.2%	(3.8)%
Yonkers	99.0%	—	(2,485)	—	(2,485)	165,751	97.5%	87.4%	10.1%
CORE Totals	88.1%	—	(348,781)	216,205	(132,576)	8,380,026	86.7%	83.6%	3.1%

WATERFRONT
Hudson Waterfront	90.9%	558,969	(12,173)	150,454	138,281	4,620,324	94.6%	89.7%	4.9%
WATERFRONT Totals	90.9%	558,969	(12,173)	150,454	138,281	4,620,324	94.6%	89.7%	4.9%

FLEX
Northern NJ
Hudson Waterfront	55.8%	8,400	—	—	—	17,735	70.6%	n/a	n/a
Suburban Passaic	90.8%	—	(21,942)	24,735	2,793	405,409	91.5%	n/a	n/a
Central NJ
Clark & Cranford	50.8%	—	—	—	—	3,014	50.8%	n/a	n/a
Mercer Southern	85.2%	—	(29,242)	29,242	—	144,942	85.2%	n/a	n/a
Monmouth County	89.5%	—	(33,316)	40,151	6,835	270,358	91.9%	n/a	n/a
Westchester Co., NY
Elmsford	94.7%	—	(23,579)	17,970	(5,609)	1,547,103	94.4%	n/a	n/a
Hawthorne	91.1%	—	(12,057)	6,535	(5,522)	465,107	90.0%	n/a	n/a
Yonkers	93.8%	—	(7,550)	22,525	14,975	566,447	96.3%	n/a	n/a
Burlington Co., NJ	89.9%	—	(54,233)	82,433	28,200	1,161,334	92.1%	n/a	n/a
Stamford, CT Non-CBD	96.3%	—	(18,043)	18,043	—	262,928	96.3%	n/a	n/a
FLEX Totals	92.1%	8,400	(199,962)	241,634	41,672	4,844,377	92.9%

Schedules continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Quarter Rollforward (continued)

(for the three months ended September 30, 2016)

Consolidated Commercial In-Service Portfolio (continued)

			LEASING ACTIVITY					Market	Fav/
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased (e)	(Unfav)
Market/Submarket	06/30/16	Acquired/Disposed (a)	Sq. Ft. (b)	Sq. Ft.	Activity	9/30/16 (c)	9/30/16 (d)	9/30/16	to Market
NON-CORE
Northern NJ
Bergen Route 17/GSP	77.1%	(139,823)	—	—	—	223,229	80.1%	84.0%	(3.9)%
Roseland/Short Hills	68.0%	—	(8,576)	3,383	(5,193)	645,297	67.4%	85.9%	(18.5)%
Parsippany	83.1%	(259,517)	(4,305)	—	(4,305)	379,506	95.3%	77.5%	17.8%
Central NJ
Middlesex South/8A	74.6%	—	(3,651)	27,366	23,715	224,726	83.4%	89.1%	(5.7)%
Monmouth County	79.9%	—	—	—	—	188,474	79.9%	87.0%	(7.1)%
Somerset Route 78	87.4%	(76,095)	(14,150)	—	(14,150)	351,849	90.0%	89.4%	0.6%
Union Route 78	49.6%	—	—	—	—	39,657	49.6%	83.2%	(33.6)%
Westchester Co., NY
Tarrytown	100.0%	—	—	—	—	9,300	100.0%	81.2%	18.8%
White Plains CBD	57.6%	—	—	—	—	26,343	57.6%	80.2%	(22.6)%
Washington DC/MD
MD-Greenbelt	63.5%	—	(33,288)	25,448	(7,840)	502,778	62.6%	63.0%	(0.4)%
MD-Lanham	31.0%	—	—	—	—	37,810	31.0%	68.8%	(37.8)%
NON-CORE Totals	72.8%	(475,435)	(63,970)	56,197	(7,773)	2,628,969	73.2%	83.2%	(10.0)%

COMPANY Totals	86.7%	91,934	(624,886)	664,490	39,604	20,473,696	87.7%

(a)	Net gain/loss of leased square footage through properties sold, acquired or placed in service during the period.
(b)

Represents the square footage of expiring leases and leases scheduled to expire in the future for which new leases or renewals were signed during the period, as well as internal administrative adjustments.

(c)	Includes leases expiring September 30, 2016 aggregating 29,692 square feet for which no new leases were signed.
(d)	Excludes 3 Sylvan Way, a vacant 147,241 square-foot office building acquired December 23, 2015 and being prepared for lease up.
(e)	Market percent leased derived by inverting the market direct vacancy rate for all office classes as published by Cushman & Wakefield.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Quarter Stats

(for the three months ended September 30, 2016)

Consolidated Commercial In-Service Portfolio

				Sq. Ft.
Business Line	# of	Total	Sq. Ft.	Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
CORE
Northern NJ
Bergen Route 4 East	1	1,452	—	1,452	3.0	21.58	0.20
Bergen Route 17/GSP	3	24,834	—	24,834	2.1	30.70	3.66
Parsippany	5	68,877	4,995	63,882	2.7	31.58	3.22
Suburban Passaic	2	5,982	—	5,982	5.9	20.63	3.14
Central NJ
Clark & Cranford	1	302	—	302	3.0	24.37	1.52
Monmouth County	4	54,538	—	54,538	1.5	25.61	4.09
Princeton	3	46,043	—	46,043	6.8	30.13	3.68
Woodbridge/Edison	1	2,047	2,047	—	5.3	34.24	N/A
Westchester Co., NY
Hawthorne	2	5,235	5,235	—	3.0	23.25	1.14
White Plains CBD	3	6,895	600	6,295	1.3	33.66	2.05
CORE Totals/Weighted Avg.	25	216,205	12,877	203,328	3.3	29.17	3.47

HUDSON WATERFRONT	3	150,454	144,185	6,269	15.0	44.18	7.37

FLEX
Northern NJ
Suburban Passaic	4	24,735	—	24,735	4.5	18.81	1.08
Central NJ
Mercer Southern	2	29,242	8,179	21,063	2.8	20.77	4.60
Monmouth County	4	40,151	7,871	32,280	5.7	18.93	4.66
Westchester Co., NY
Elmsford	4	17,970	12,700	5,270	5.4	20.33	3.42
Hawthorne	1	6,535	—	6,535	1.3	18.11	0.20
Yonkers	2	22,525	14,975	7,550	8.5	19.26	4.92
Burlington Co., NJ	5	82,433	58,300	24,133	4.9	10.00	2.38
Stamford, CT Non-CBD	1	18,043	—	18,043	4.0	12.97	0.85
FLEX Totals/Weighted Avg.	23	241,634	102,025	139,609	5.0	15.76	3.23

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Quarter Stats (continued)

(for the three months ended September 30, 2016)

Consolidated Commercial In-Service Portfolio

				Sq. Ft.
Business Line	# of	Total	Sq. Ft.	Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
NON-CORE
Northern NJ
Roseland/Short Hills	2	3,383	—	3,383	4.0	23.33	2.86
Central NJ
Middlesex South/8A	1	27,366	27,366	—	5.0	27.06	7.55
Washington DC/MD
MD-Greenbelt	8	25,448	3,538	21,910	3.1	22.43	2.63
NON-CORE Totals/Weighted Avg.	11	56,197	30,904	25,293	4.1	24.74	5.59

COMPANY Totals/Weighted Avg.	62	664,490	289,991	374,499	6.6	27.32	5.52

Tenant Retention	Leases Retained	45.3%
	Sq. Ft. Retained	59.9%

(a)	“Other Retained” transactions include existing tenants’ expansions and relocations within the same building.
(b)	Equals triple net rent plus common area costs and real estate taxes, as applicable.
(c)

Represents estimated workletter costs of $14,964,797 and commissions of $9,196,764 committed, but not necessarily expended, during the period for second generation space aggregating 662,443 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Year-to-Date Rollforward

(for the nine months ended September 30, 2016)

Consolidated Commercial In-Service Portfolio

			LEASING ACTIVITY
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased
Market/Submarket	12/31/15	Acquired/Disposed (a)	Adjustment Sq. Ft. (b)	Sq. Ft.	Activity	9/30/16 (c)	9/30/16 (d)
CORE
Northern NJ
Bergen Route 4 East	100.0%	—	(3,718)	3,718	—	239,680	100.0%
Bergen Route 17/GSP	83.7%	—	(177,247)	56,320	(120,927)	1,373,040	76.9%
Roseland/Short Hills	96.0%	—	—	—	—	507,993	96.0%
GW Bridge	93.7%	—	(14,824)	8,373	(6,451)	244,737	91.3%
Morris Route 10/24	91.5%	—	(43,009)	33,501	(9,508)	225,302	87.8%
Parsippany	82.1%	—	(198,225)	281,421	83,196	1,744,911	86.2%
Suburban Passaic	86.4%	—	(10,842)	13,375	2,533	50,975	90.9%
Central NJ
Clark & Cranford	83.9%	—	(121,277)	67,378	(53,899)	613,430	77.1%
Mercer Southern	94.6%	—	(95,000)	95,000	—	268,747	94.6%
Monmouth County	97.1%	—	(50,473)	54,705	4,232	1,062,824	97.5%
Princeton	90.4%	—	(92,925)	54,674	(38,251)	272,942	79.3%
The Brunswicks	100.0%	—	—	—	—	40,000	100.0%
Woodbridge/Edison	98.3%	232,009	(81,033)	86,433	5,400	819,298	95.9%
Westchester Co., NY
Elmsford	91.7%	—	(11,017)	390	(10,627)	44,392	74.0%
Hawthorne	93.6%	—	(36,619)	38,359	1,740	230,524	94.3%
White Plains CBD	82.8%	—	(79,713)	40,051	(39,662)	475,480	76.4%
Yonkers	100.0%	—	(6,378)	2,129	(4,249)	165,751	97.5%
CORE Totals	88.7%	232,009	(1,022,300)	835,827	(186,473)	8,380,026	86.7%

WATERFRONT
Hudson Waterfront	86.7%	558,969	(512,748)	829,873	317,125	4,620,324	94.6%
WATERFRONT Total	86.7%	558,969	(512,748)	829,873	317,125	4,620,324	94.6%

FLEX
Northern NJ
Hudson Waterfront	61.2%	8,400	(8,736)	7,835	(901)	17,735	70.6%
Suburban Passaic	91.0%	—	(81,747)	83,867	2,120	405,409	91.5%
Central NJ
Clark & Cranford	68.7%	—	(1,060)	—	(1,060)	3,014	50.8%
Mercer Southern	86.0%	—	(34,244)	32,967	(1,277)	144,942	85.2%
Monmouth County	88.1%	—	(53,026)	64,011	10,985	270,358	91.9%
Westchester Co., NY
Elmsford	94.8%	—	(110,426)	102,610	(7,816)	1,547,103	94.4%
Hawthorne	91.1%	—	(40,044)	34,522	(5,522)	465,107	90.0%
Yonkers	93.2%	—	(45,198)	63,513	18,315	566,447	96.3%
Burlington Co., NJ	89.3%	—	(93,253)	129,165	35,912	1,161,334	92.1%
Stamford, CT Non-CBD	96.3%	—	(29,592)	29,592	—	262,928	96.3%
FLEX Totals	91.9%	8,400	(497,326)	548,082	50,756	4,844,377	92.9%

Schedules/Footnotes continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Year-to-Date Rollforward (continued)

(for the nine months ended September 30, 2016)

Consolidated Commercial In-Service Portfolio

				LEASING ACTIVITY
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased
Market/Submarket	12/31/15	Acquired/Disposed (a)	Adjustment Sq. Ft. (b)	Sq. Ft.	Activity	9/30/16 (c)	9/30/16 (d)
NON-CORE
Northern NJ
Bergen Route 17S	46.2%	—	(24,009)	—	(24,009)	n/a	n/a
Bergen Route 17/GSP	72.7%	(139,823)	(14,896)	35,653	20,757	223,229	80.1%
Roseland/Short Hills	68.5%	—	(53,638)	43,469	(10,169)	645,297	67.4%
Parsippany	80.3%	(259,517)	(10,490)	27,877	17,387	379,506	95.3%
Central NJ
Middlesex South/8A	59.2%	—	(9,852)	35,045	25,193	224,726	83.4%
Monmouth County	76.1%	—	(20,874)	29,809	8,935	188,474	79.9%
Somerset Route 78	89.6%	(76,095)	(34,992)	9,492	(25,500)	351,849	90.0%
Union Route 78	49.6%	—	—	—	—	39,657	49.6%
Westchester Co., NY
Tarrytown	100.0%	—	—	—	—	9,300	100.0%
White Plains CBD	57.6%	—	—	—	—	26,343	57.6%
NYC - Downtown	100.0%	(524,476)	—	—	—	n/a	n/a
Washington DC/MD
DC - CBD	92.6%	(156,931)	—	—	—	n/a	n/a
DC - East End	100.0%	(159,000)	—	—	—	n/a	n/a
MD-Greenbelt	67.8%	(38,690)	(78,695)	49,294	(29,401)	502,778	62.6%
MD-Lanham	31.8%	—	(5,566)	4,582	(984)	37,810	31.0%
NON-CORE Totals	75.7%	(1,354,532)	(253,012)	235,221	(17,791)	2,628,969	73.2%

COMPANY Totals	86.2%	(555,154)	(2,285,386)	2,449,003	163,617	20,473,696	87.7%

(a)	Net gain/loss of leased square footage through properties sold, acquired or placed in service during the period.
(b)

Represents the square footage of expiring leases and leases scheduled to expire in the future for which new leases or renewals were signed during the period, as well as internal administrative adjustments.

(c)	Includes leases expiring September 30, 2016 aggregating 29,692 square feet for which no new leases were signed.
(d)	Excludes 3 Sylvan Way, a vacant 147,241 square-foot office building acquired December 23, 2015 and being prepared for lease up.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Year-to-Date Stats

(for the nine months ended September 30, 2016)

Consolidated Commercial In-Service Portfolio (continued)

Business Line	# of	Total	Sq. Ft.	Sq. Ft. Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
CORE
Northern NJ
Bergen Route 4 East	2	3,718	—	3,718	4.3	24.05	1.13
Bergen Route 17/GSP	8	56,320	—	56,320	3.7	28.60	3.31
GW Bridge	3	8,373	—	8,373	3.1	25.42	3.51
Morris Route 10/24	4	33,501	—	33,501	2.3	29.28	10.43
Parsippany	23	281,421	108,093	173,328	6.5	28.13	5.23
Suburban Passaic	5	13,375	3,035	10,340	4.8	21.80	3.02
Central NJ
Clark & Cranford	13	67,378	36,548	30,830	6.9	23.60	5.24
Mercer Southern	1	95,000	—	95,000	7.4	23.75	0.84
Monmouth County	5	54,705	—	54,705	1.5	25.61	4.06
Princeton	8	54,674	4,352	50,322	6.4	30.12	3.73
Woodbridge/Edison	5	86,433	63,115	23,318	9.3	35.43	5.78
Westchester Co., NY
Elmsford	2	390	—	390	1.0	25.77	0.20
Hawthorne	4	38,359	5,235	33,124	4.6	26.81	2.80
White Plains CBD	10	40,051	2,843	37,208	2.9	33.07	3.74
Yonkers	1	2,129	—	2,129	3.0	28.54	0.20
CORE Totals/Weighted Avg.	94	835,827	223,221	612,606	5.9	28.09	4.39

HUDSON WATERFRONT	14	829,873	299,964	529,909	10.2	39.72	6.81

FLEX
Northern NJ
Hudson Waterfront	3	7,835	7,835	—	7.1	46.75	3.83
Suburban Passaic	10	83,867	—	83,867	4.2	17.56	1.48
Central NJ
Mercer Southern	3	32,967	11,904	21,063	2.7	20.73	5.04
Monmouth County	9	64,011	16,724	47,287	4.9	18.71	4.50
Westchester Co., NY
Elmsford	16	102,610	50,763	51,847	5.5	18.71	2.56
Hawthorne	6	34,522	11,458	23,064	4.0	18.73	1.03
Yonkers	6	63,513	20,298	43,215	4.6	20.16	3.93
Burlington Co., NJ	11	129,165	73,700	55,465	4.5	10.27	2.12
Stamford, CT Non-CBD	2	29,592	—	29,592	3.6	16.52	0.99
FLEX Totals/Weighted Avg.	66	548,082	192,682	355,400	4.6	17.12	2.67

Schedules/Footnotes continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Year-to-Date Stats (continued)

(for the nine months ended September 30, 2016)

Consolidated Commercial In-Service Portfolio (continued)

Business Line	# of	Total	Sq. Ft.	Sq. Ft. Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
NON-CORE
Northern NJ
Bergen Rt 17/GSP	6	35,653	25,081	10,572	4.2	23.37	3.83
Roseland/Short Hills	8	43,469	13,236	30,233	5.7	24.60	1.84
Parsippany	2	27,877	20,867	7,010	4.7	20.12	5.61
Central NJ
Middlesex South/8A	3	35,045	28,844	6,201	4.5	26.49	7.17
Monmouth County	2	29,809	8,935	20,874	2.6	23.32	4.48
Somerset Route 78	5	9,492	4,523	4,969	5.7	25.19	4.35
Washington DC/MD
MD-Greenbelt	17	49,294	12,365	36,929	3.2	22.52	3.02
MD-Lanham	1	4,582	—	4,582	2.2	19.09	0.20
NON-CORE Totals/Weighted Avg.	44	235,221	113,851	121,370	4.2	23.48	4.01

COMPANY Totals/Weighted Avg.	218	2,449,003	829,718	1,619,285	6.9	29.13	5.33

Tenant Retention	Leases Retained	55.4%
	Sq. Ft. Retained	70.9%

(a)	“Other Retained” transactions include existing tenants’ expansions and relocations within the same building.
(b)	Equals triple net rent plus common area costs and real estate taxes, as applicable.
(c)

Represents estimated workletter costs of $57,311,214 and commissions of $32,333,541 committed, but not necessarily expended, during the period for second generation space aggregating 2,443,521 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Expirations by Region

The following table sets forth a schedule of lease expirations for the total of the Company’s office, office/flex, industrial/warehouse and stand-alone retail properties included in the Consolidated Commercial Properties beginning October 1, 2016, assuming that none of the tenants exercise renewal or termination options (with a breakdown by market for 2016 through 2018 only):

2017 expirations have been reduced by almost 700,000 square feet since the beginning of the year.

			Percentage of Total			Average Annualized Base
		Net Rentable Area	Leased Square Feet		Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by		Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)		Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

4th Quarter, 2016	74	361,208	1.8		8,260,369	22.87	1.7
TOTAL — 2016	74	361,208	1.8		8,260,369	22.87	1.7

Oct 1-Dec 31, 2016 (c)
Northern NJ	35	166,079	0.8		4,312,226	25.96	0.9
Central NJ	17	120,285	0.6		2,531,729	21.05	0.5
Westchester Co., NY	12	37,291	0.2		898,572	24.10	0.2
Southern NJ	2	14,400	0.1		88,800	6.17		(d)
Fairfield, CT	1	7,000		(d)	70,000	10.00		(d)
Washington, DC/MD	7	16,153	0.1		359,042	22.23	0.1
TOTAL — 2016	74	361,208	1.8		8,260,369	22.87	1.7

2017
Northern NJ	110	1,502,601	7.4		45,808,506	30.49	9.2
Central NJ	77	676,098	3.4		16,092,841	23.80	3.3
Westchester Co., NY	84	372,886	1.9		8,381,275	22.48	1.7
Southern NJ	16	166,206	0.8		1,370,117	8.24	0.3
Fairfield, CT	2	102,928	0.5		1,484,988	14.43	0.3
Washington, DC/MD	22	75,081	0.4		1,801,437	23.99	0.4
TOTAL — 2017	311	2,895,800	14.4		74,939,164	25.88	15.2

2018
Northern NJ	100	1,234,668	6.1		37,199,582	30.13	7.5
Central NJ	81	611,286	3.0		15,036,537	24.60	3.0
Westchester Co., NY	80	613,875	3.1		10,596,422	17.26	2.2
Southern NJ	25	344,186	1.7		2,674,258	7.77	0.5
Fairfield, CT	1	88,000	0.4		1,651,760	18.77	0.3
Washington, DC/MD	23	75,147	0.4		1,752,523	23.32	0.4
TOTAL — 2018	310	2,967,162	14.7		68,911,082	23.22	13.9

Schedule continued, with footnotes, on subsequent page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Expirations by Region (continued)

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2019	271	2,600,433		12.9	57,620,541	22.16	11.7

2020	212	1,750,636		8.7	39,318,855	22.46	8.0

2021	180	1,744,805		8.7	42,554,789	24.39	8.6

2022	124	1,210,102		6.0	29,579,498	24.44	6.0

2023	83	1,599,717		8.0	37,403,340	23.38	7.6

2024	69	1,175,521		6.0	28,870,510	24.56	5.9

2025	36	785,252		3.9	17,241,778	21.96	3.5

2026	46	784,569		3.9	22,682,992	28.91	4.6

2027 and thereafter	45	2,230,546		11.0	66,075,316	29.62	13.3
Totals/Weighted Average	1,761	20,105,751	(c) (e)	100.0	493,458,234	24.54	100.0

(a)

Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

(b)

Annualized base rental revenue is based on actual September 2016 billings times 12. For leases whose rent commences after October 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)	Includes leases expiring September 30, 2016 aggregating 29,692 square feet and representing annualized rent of $641,416 for which no new leases were signed.
(d)	Represents 0.05% or less.
(e)	Reconciliation to Company’s total net rentable square footage is as follows:

Square Feet
Square footage leased to commercial tenants	20,105,751
Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary service tenants and occupancy adjustments	367,945
Square footage unleased	2,881,713
Total net rentable square footage (does not include land leases)	23,355,409

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Expirations by Type

The following table sets forth a schedule of lease expirations for all consolidated properties beginning October 1, 2016, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

Oct 1-Dec 31, 2016
Core	31	126,695	0.6	3,401,280	26.85	0.7
Waterfront	3	19,645	0.1	758,445	38.61	0.1
Flex	17	115,666	0.6	1,787,500	15.45	0.4
Non-Core	23	99,202	0.5	2,313,144	23.32	0.5
TOTAL — 2016	74	361,208	1.8	8,260,369	22.87	1.7

2017
Core	134	903,702	4.5	24,036,130	26.60	4.9
Waterfront	25	699,398	3.5	25,834,646	36.94	5.3
Flex	79	624,922	3.1	8,606,683	13.77	1.7
Non-Core	73	667,778	3.3	16,461,705	24.65	3.3
TOTAL — 2017	311	2,895,800	14.4	74,939,164	25.88	15.2

2018
Core	127	828,478	4.1	22,368,261	27.00	4.5
Waterfront	16	607,185	3.0	21,900,474	36.07	4.4
Flex	100	1,134,072	5.6	14,830,620	13.08	3.0
Non-Core	67	397,427	2.0	9,811,727	24.69	2.0
TOTAL — 2018	310	2,967,162	14.7	68,911,082	23.22	13.9

2019
Core	124	1,127,371	5.6	30,518,227	27.07	6.2
Waterfront	13	209,349	1.0	6,831,365	32.63	1.4
Flex	74	942,109	4.7	13,025,742	13.83	2.6
Non-Core	60	321,604	1.6	7,245,207	22.53	1.5
TOTAL — 2019	271	2,600,433	12.9	57,620,541	22.16	11.7

2020
Core	116	1,037,390	5.2	25,570,422	24.65	5.2
Waterfront	8	70,779	0.4	2,511,423	35.48	0.5
Flex	49	413,057	2.0	5,484,893	13.28	1.1
Non-Core	39	229,410	1.1	5,752,117	25.07	1.2
TOTAL — 2020	212	1,750,636	8.7	39,318,855	22.46	8.0

2021
Core	71	632,033	3.2	17,383,889	27.50	3.5
Waterfront	16	381,019	1.9	13,184,276	34.60	2.7
Flex	51	491,264	2.4	6,349,996	12.93	1.3
Non-Core	42	240,489	1.2	5,636,628	23.44	1.1
TOTAL — 2021	180	1,744,805	8.7	42,554,789	24.39	8.6

Schedule continued, with footnotes, on subsequent page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Expirations by Type (continued)

				Percentage of Total			Average Annualized Base
		Net Rentable Area		Leased Square Feet		Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by		Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)		Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2022
Core	62	490,484		2.3		13,172,601	26.86	2.7
Waterfront	11	252,201		1.3		7,343,367	29.12	1.5
Flex	24	215,890		1.1		2,993,917	13.87	0.6
Non-Core	27	251,527		1.3		6,069,613	24.13	1.2
TOTAL — 2022	124	1,210,102		6.0		29,579,498	24.44	6.0

2023
Core	45	858,727		4.4		19,461,300	22.66	4.0
Waterfront	9	329,554		1.6		10,559,165	32.04	2.1
Flex	15	247,197		1.2		3,594,554	14.54	0.7
Non-Core	14	164,239		0.8		3,788,321	23.07	0.8
TOTAL — 2023	83	1,599,717		8.0		37,403,340	23.38	7.6

2024
Core	35	671,904		3.4		17,177,988	25.57	3.5
Waterfront	6	166,111		0.9		5,873,866	35.36	1.2
Flex	21	269,628		1.4		4,087,579	15.16	0.8
Non-Core	7	67,878		0.3		1,731,077	25.50	0.4
TOTAL — 2024	69	1,175,521		6.0		28,870,510	24.56	5.9

2025
Core	15	363,067		1.8		8,932,469	24.60	1.8
Waterfront	4	95,077		0.5		2,968,850	31.23	0.6
Flex	14	218,532		1.1		2,835,641	12.98	0.6
Non-Core	3	108,576		0.5		2,504,818	23.07	0.5
TOTAL — 2025	36	785,252		3.9		17,241,778	21.96	3.5

2026
Core	22	395,708		1.9		11,410,138	28.83	2.3
Waterfront	10	257,653		1.3		8,779,328	34.07	1.8
Flex	12	93,087		0.5		1,474,145	15.84	0.3
Non-Core	2	38,121		0.2		1,019,381	26.74	0.2
TOTAL — 2026	46	784,569		3.9		22,682,992	28.91	4.6

2027 and thereafter
Core	17	752,254		3.7		17,568,321	23.35	3.5
Waterfront	22	1,423,007		7.1		47,309,332	33.25	9.6
Flex	5	45,985		0.2		867,513	18.87	0.2
Non-Core	1	9,300			(d)	330,150	35.50		(d)
TOTAL — 2027 and thereafter	45	2,230,546		11.0		66,075,316	29.62	13.3

Totals/Weighted Average	1,761	20,105,751	(c)	100.0		493,458,234	24.54	100.0

(a)

Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

(b)

Annualized base rental revenue is based on actual September 2016 billings times 12. For leases whose rent commences after October 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)	Includes leases expiring September 30, 2016 aggregating 29,692 square feet and representing annualized rent of $641,416 for which no new leases were signed.
(d)	Represents 0.05% or less.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Expirations (Core)

The following table sets forth a schedule of lease expirations for the core properties beginning October 1, 2016, assuming that none of the tenants exercise renewal or termination options:

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

Oct 1-Dec 31, 2016	31	126,695		1.6	3,401,281	26.85	1.7

2017	134	903,702		11.0	24,036,130	26.60	11.5

2018	127	828,478		10.1	22,368,261	27.00	10.6

2019	124	1,127,371		13.8	30,518,227	27.07	14.5

2020	116	1,037,390		12.7	25,570,422	24.65	12.1

2021	71	632,033		7.7	17,383,889	27.50	8.2

2022	62	490,484		6.0	13,172,601	26.86	6.2

2023	45	858,727		10.5	19,461,300	22.66	9.2

2024	35	671,904		8.2	17,177,988	25.57	8.1

2025	15	363,067		4.4	8,932,468	24.60	4.2

2026	22	395,708		4.8	11,410,137	28.83	5.4

2027 and thereafter	17	752,254		9.2	17,568,322	23.35	8.3
Totals/Weighted Average	799	8,187,813	(c)	100.0	211,001,026	25.77	100.0

Notes:

(a)	Includes tenants of core properties only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.
(b)

Annualized base rental revenue is based on actual September 2016 billings times 12. For leases whose rent commences after October 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above. Includes office/flex tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

(c)	Includes leases expiring September 30, 2016 aggregating 13,774 square feet and representing annualized rent of $351,432 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Expirations (Waterfront)

The following table sets forth a schedule of lease expirations for the waterfront properties beginning October 1, 2016, assuming that none of the tenants exercise renewal or termination options.

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

Oct 1-Dec 31, 2016	3	19,645	0.4	758,445	38.61	0.5

2017	25	699,398	15.5	25,834,646	36.94	16.8

2018	16	607,185	13.5	21,900,474	36.07	14.2

2019	13	209,349	4.6	6,831,365	32.63	4.4

2020	8	70,779	1.6	2,511,423	35.48	1.6

2021	16	381,019	8.5	13,184,276	34.60	8.6

2022	11	252,201	5.6	7,343,367	29.12	4.8

2023	9	329,554	7.3	10,559,165	32.04	6.9

2024	6	166,111	3.7	5,873,866	35.36	3.8

2025	4	95,077	2.1	2,968,850	31.23	1.9

2026	10	257,653	5.7	8,779,328	34.07	5.7

2027 and thereafter	22	1,423,007	31.5	47,309,331	33.25	30.8
Totals/Weighted Average	143	4,510,978	100.0	153,854,536	34.11	100.0

Notes:

(a)	Includes tenants of waterfront properties only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.
(b)

Annualized base rental revenue is based on actual September 2016 billings times 12. For leases whose rent commences after October 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, the historical results may differ from those set forth above.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Expirations (Flex)

The following table sets forth a schedule of lease expirations for the flex properties beginning October 1, 2016, assuming that none of the tenants exercise renewal or termination options:

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

Oct 1-Dec 31, 2016	17	115,666		2.4	1,787,501	15.45	2.7

2017	79	624,922		13.0	8,606,683	13.77	13.1

2018	100	1,134,072		23.6	14,830,620	13.08	22.5

2019	74	942,109		19.6	13,025,742	13.83	19.8

2020	49	413,057		8.6	5,484,893	13.28	8.3

2021	51	491,264		10.2	6,349,996	12.93	9.6

2022	24	215,890		4.5	2,993,917	13.87	4.5

2023	15	247,197		5.1	3,594,554	14.54	5.5

2024	21	269,628		5.6	4,087,579	15.16	6.2

2025	14	218,532		4.5	2,835,641	12.98	4.3

2026	12	93,087		1.9	1,474,145	15.84	2.2

2027 and thereafter	5	45,985		1.0	867,513	18.87	1.3
Totals/Weighted Average	461	4,811,409	(c)	100.0	65,938,784	13.70	100.0

Notes:

(a)	Includes tenants of flex properties only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.
(b)

Annualized base rental revenue is based on actual September 2016 billings times 12. For leases whose rent commences after October 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)	Includes leases expiring September 30, 2016 aggregating 6,300square feet and representing annualized rent of $62,700 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Leasing - Expirations (Non-Core)

The following table sets forth a schedule of lease expirations for the non-core properties beginning October  1, 2016, assuming that none of the tenants exercise renewal or termination options:

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

Oct 1-Dec 31, 2016	23	99,202		3.8	2,313,143	23.32	3.6

2017	73	667,778		25.7	16,461,705	24.65	26.2

2018	67	397,427		15.3	9,811,727	24.69	15.7

2019	60	321,604		12.4	7,245,207	22.53	11.6

2020	39	229,410		8.8	5,752,117	25.07	9.2

2021	42	240,489		9.3	5,636,628	23.44	9.0

2022	27	251,527		9.7	6,069,613	24.13	9.7

2023	14	164,239		6.3	3,788,321	23.07	6.1

2024	7	67,878		2.6	1,731,077	25.50	2.8

2025	3	108,576		4.2	2,504,818	23.07	4.0

2026	2	38,121		1.5	1,019,381	26.74	1.6

2027 and thereafter	1	9,300		0.4	330,150	35.50	0.5
Totals/Weighted Average	358	2,595,551	(c)	100.0	62,663,887	24.14	100.0

Notes:

(a)	Includes tenants of non-core properties only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.
(b)

Annualized base rental revenue is based on actual September 2016 billings times 12. For leases whose rent commences after October 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)	Includes leases expiring September 30, 2016 aggregating 9,618 square feet and representing annualized rent of $227,285 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Earnings - FFO and Core FFO per Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) available to common shareholders	$(0.10)	$(1.42)	$1.13	$(1.05)
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.52	0.48	1.47	1.42
Impairments	—	1.64	—	1.64
Gain on change of control of interests	—	—	(0.15)	—
Realized (gains) losses and unrealized losses on disposition of rental property, net	0.17	(0.19)	(0.68)	(0.53)
Gain on sale of investment in unconsolidated joint venture	—	—	(0.06)	(0.06)
Noncontrolling interest/rounding adjustment	0.01	—	—	(0.01)
Funds from operations (b)	$0.60	$0.51	$1.71	$1.41

Add/(Deduct):
Acquisition-related costs	$0.01	—	$0.03	—
Dead deal costs	—	—	0.01	—
Severance/separation costs	—	$0.02	—	$0.02
Mark-to-market interest rate swap	(0.01)	—	—	—
Net real estate tax proceeds	(0.01)	(0.02)	(0.01)	(0.04)
Equity in earnings from joint venture refinancing proceeds	(0.22)	(0.04)	(0.22)	(0.04)
Loss from extinguishment of debt, net	0.19	—	0.07	—
Noncontrolling interest/rounding adjustment	—	0.01	—	—
Core FFO	$0.56	$0.48	$1.59	$1.35

(a)

Includes the Company’s share from unconsolidated joint ventures of $0.05 and $0.05 for the three months ended September 30, 2016 and 2015, respectively, and $0.14 and $0.16 for the nine months ended September 30, 2016 and 2015, respectively.

(b)

Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” below.

Information About FFO, Core FFO and AFFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Adjusted FFO (“AFFO”) is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges.  Core FFO and AFFO are presented solely as supplemental disclosure that the Company’s management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period.  Core FFO and AFFO are both non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  There are not generally accepted definitions established for Core FFO or AFFO.  Therefore, the Company’s measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs.  A reconciliation of net income to Core FFO and AFFO are included in the financial tables on page 17.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Financials - Debt Stats

(dollars in thousands)

		Effective	September 30,	December 31,
	Lender	Interest Rate	2016	2015	Maturity
Senior Unsecured Notes: (a)
5.800%, Senior Unsecured Notes	public debt	5.806%	—	$200,000	01/15/16	(b)
2.500%, Senior Unsecured Notes	public debt	2.803%	$250,000	250,000	12/15/17
7.750%, Senior Unsecured Notes (c)	public debt	8.017%	135,136	250,000	08/15/19
4.500%, Senior Unsecured Notes	public debt	4.612%	300,000	300,000	04/18/22
3.150%, Senior Unsecured Notes	public debt	3.517%	275,000	275,000	05/15/23
Principal balance outstanding			960,136	1,275,000
Adjustment for unamortized debt discount			(5,013)	(6,156)
Unamortized deferred financing costs			(3,848)	(5,062)
Total Senior Unsecured Notes, net:			$951,275	$1,263,782

Unsecured Term Loans:
Unsecured Term Loan	7 Lenders	3.13%	$350,000	—	01/07/19
Unamortized Deferred Financing Costs			(2,170)	—
Total Unsecured Term Loans:			$347,830	—

Revolving Credit Facilities:
Unsecured Facility (d)	17 Lenders	LIBOR +1.300%	$95,000	$155,000	07/31/17
Total Revolving Credit Facilities:			$95,000	$155,000

Property Mortgages: (e)
Port Imperial South (f)	Wells Fargo Bank N.A.	LIBOR+1.75%		—	$34,962	—
6 Becker, 85 Livingston, 75 Livingston & 20 Waterview (g)	Wells Fargo CMBS	10.260%		—	63,279	—
9200 Edmonston Road (h)	Principal Commercial Funding, L.L.C.	9.780%		—	3,793	—
4 Becker	Wells Fargo CMBS	11.260%		$40,180	40,631	05/11/2016	(i)
Various (j)	Prudential Insurance	6.332%		141,894	143,513	01/15/2017
150 Main Street (k)	Webster Bank	LIBOR+2.35%		25,159	10,937	03/30/2017
Curtis Center (l)	CCRE & PREFG	LIBOR+5.912	%(m)	75,000	64,000	10/09/2017
23 Main Street	JPMorgan CMBS	5.587%		28,020	28,541	09/01/2018
Port Imperial 4/5 Hotel	Fifth Third Bank & Santandar	LIBOR+4.50%		8,311	—	10/06/2018	(n)
Harborside Plaza 5	The Northwestern Mutual Life Insurance Co. & New York Life Insurance Co.	6.842%		214,690	217,736	11/01/2018
Chase II (o)	Fifth Third Bank	LIBOR+2.25%		23,599	—	12/15/2018
100 Walnut Avenue	Guardian Life Ins. Co.	7.311%		18,058	18,273	02/01/2019
One River Center (p)	Guardian Life Ins. Co.	7.311%		41,367	41,859	02/01/2019
Park Square	Wells Fargo Bank N.A.	LIBOR+1.872	%(q)	27,500	27,500	04/10/2019
Port Imperial South 11 (r)	JPMorgan Chase	LIBOR+2.35%		7,136	—	11/24/2019
Port Imperial South 4/5 Retail	American General Life & A/G PC	4.559%		4,000	4,000	12/01/2021
The Chase at Overlook Ridge	New York Community Bank	3.740%		72,500	—	02/01/2023
Portside 7 (s)	CBRE Capital Markets/FreddieMac	3.569%		58,998	—	08/01/2023
101 Hudson (t)	Wells Fargo CMBS	3.197	%(u)	250,000		10/11/2026
Port Imperial South 4/5 Garage	American General Life & A/G PC	4.853%		32,600	32,600	12/01/2029
Principal balance outstanding				1,069,012	731,624
Adjustment for unamortized debt discount				—	(548)
Unamortized deferred financing costs				(7,808)	(4,465)
Total mortgages, loans payable and other obligations, net				1,061,204	726,611

Total Debt:				$2,455,309	$2,145,393

Note: Please see footnotes on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Financials - Debt Stats Footnotes

Footnotes to prior page:

(a)	Includes the cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable.
(b)	On January 15, 2016, the Company repaid these notes at their maturity using proceeds from a new unsecured term loan and borrowings under the Company’s unsecured revolving credit facility.
(c)	On September 19, 2016, the Company purchased $114.9 million principal amount of these notes pursuant to its tender offer.
(d)

Total borrowing capacity under the facility is $600 million, is expandable to $1 billion and matures in July 2017. It has two six-month extension options each requiring the payment of a 7.5 basis point fee. The interest rate on outstanding borrowings (not electing the Company’s competitive bid feature) and the facility fee on the current borrowing capacity payable quarterly in arrears are based upon the Operating Partnership’s unsecured debt ratings.

(e)

Reflects effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.

(f)	On January 19, 2016, the loan was repaid in full at maturity, using borrowings from the Company’s revolving credit facility.
(g)

On April 22, 2016, the loan was repaid at a discounted amount of $51.5 million, using borrowings from the Company’s revolving credit facility. Accordingly, the Company recognized a gain on extinguishment of debt of $12.4 million, which is included in loss on early extinguishment of debt, net.

(h)	On May 5, 2016, the Company transferred the deed for 9200 Edmonston Road to the lender in satisfaction of its obligations and recorded a gain of $0.2 million.
(i)	The Company has begun discussions with the lender regarding the past due maturity of the loan.
(j)	Mortgage is cross collateralized by seven properties. The Company has agreed, subject to certain conditions, to guarantee repayment of $61.1 million of the loan.
(k)	This construction loan has a maximum borrowing capacity of $28.8 million.
(l)

The Company owns a 50 percent tenants-in-common interest in the Curtis Center Property. The Company’s $75 million loan consists of its 50 percent interest in a $102 million senior loan with a current rate of 3.8191 percent at September 30, 2016 and its 50 percent interest in a $48 million mezzanine loan with a current rate of 10.025 percent at September 30, 2016. The senior loan rate is based on a floating rate of one-month LIBOR plus 329 basis points and the mezzanine loan rate is based on a floating rate of one-month LIBOR plus 950 basis points. The Company has entered into LIBOR caps for the periods of the loans. In October 2016, the first of three one-year extension options was exercised by the venture.

(m)	The effective interest rate includes amortization of deferred financing costs of 1.362 percent.
(n)	This construction loan has a maximum borrowing capacity of $94 million.
(o)	This construction loan has a maximum borrowing capacity of $48 million.
(p)	Mortgage is collateralized by the three properties comprising One River Center.
(q)	The effective interest rate includes amortization of deferred financing costs of 0.122 percent.
(r)	This construction loan has a maximum borrowing capacity of $78 million.
(s)	This mortgage loan was obtained by the Company in July 2016 to replace a $42.5 million mortgage loan that was in place at the property acquisition date of April 1, 2016.
(t)	This mortgage loan was obtained by the Company on September 30, 2016. $19.2 million of the mortgage loan principal was placed in escrow accounts directly by the lender at the loan closing.
(u)	The effective interest rate includes amortization of deferred financing costs of 0.0798 percent.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Financials - Joint Ventures

The following is a summary of the financial position of the unconsolidated joint ventures in which the Company had investment interests as of September 30, 2016 and December 31, 2015, respectively: (dollars in thousands)

	September 30,	December 31,
	2016	2015
Assets:
Rental property, net	$1,725,663	$1,781,621
Other assets	268,233	307,000
Total assets	$1,993,896	$2,088,621
Liabilities and partners’/ members’ capital:
Mortgages and loans payable	$1,335,918	$1,298,293
Other liabilities	231,071	215,951
Partners’/members’ capital	426,907	574,377
Total liabilities and partners’/members’ capital	$1,993,896	$2,088,621

The following is a summary of the Company’s investment in unconsolidated joint ventures as of September 30, 2016 and December 31, 2015, respectively: (dollars in thousands)

	September 30,	December 31,
Entity/Property Name	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (c)	$15,360	$15,569
RoseGarden Monaco Holdings, L.L.C./ Monaco (c)	68	937
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (c)	6,958	5,723
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial (c) (e)	10,464	—
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (c)	—	—
Crystal House Apartments Investors LLC / Crystal House	30,493	28,114
Roseland/Port Imperial Partners, L.P./ Riverwalk C (c)	1,678	1,678
RoseGarden Marbella South, L.L.C./ Marbella II	17,895	16,728
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (c)	—	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	2,169	2,544
Capitol Place Mezz LLC / Station Townhouses	44,103	46,267
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	99,358	96,799
RoseGarden Monaco, L.L.C./ San Remo Land	1,385	1,339
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	337	337
Hillsborough 206 Holdings, L.L.C. /Hillsborough 206	1,962	1,962
Plaza VIII & IX Associates, L.L.C./Vacant land (parking operations)	4,311	4,055
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	4,204	4,140
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	6,157	5,890
BNES Associates III / Offices at Crystal Lake	2,695	2,295
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	—
Keystone-Penn (c)	—	—
Keystone-TriState (c) (d)	2,771	3,958
KPG-MCG Curtis JV, L.L.C./ Curtis Center (a)	64,909	59,858
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (c)	1,719	1,758
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson (b)	—	—
Other	811	3,506
Company’s investment in unconsolidated joint ventures	$319,807	$303,457

(a)	Includes undivided interests in the same manner as investments in noncontrolled partnerships, pursuant to ASC 810.
(b)	The negative investment balance for this joint venture of $3,317 as of December 31, 2015, were included in accounts payable, accrued expenses and other liabilities.
(c)

The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

(d)	Includes Company’s pari-passu interests in five properties.
(e)	Company acquired additional interest on April 1, 2016 for $11.3 million.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Financials - Joint Ventures

The following is a summary of the results of operations of the unconsolidated joint ventures for the period in which the Company had investment interests for the three months and nine months ended September 30, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September
	2016	2015	2016	2015
Total revenues	$90,070	$82,586	$254,385	$238,138
Operating and other expenses	(63,659)	(55,969)	(174,676)	(169,278)
Depreciation and amortization	(16,324)	(16,823)	(52,090)	(51,632)
Interest expense	(13,272)	(14,622)	(40,736)	(39,280)
Net loss	$(3,185)	$(4,828)	$(13,117)	$(22,052)

The following is a summary of the Company’s equity in earnings (loss) of unconsolidated joint ventures for the three and nine months September 30, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Entity/Property Name	2016	2015	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$76	$64	$208	$186
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	(277)	(295)	(869)	(924)
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	(76)	(93)	(239)	(277)
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial (a)	(594)	(151)	(1,189)	(681)
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	—	—	—	—
Crystal House Apartments Investors LLC / Crystal House	(99)	(44)	(321)	(41)
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	(36)	(85)	(36)	(394)
RoseGarden Marbella South, L.L.C./ Marbella II	105	—	(202)	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	—	—	—	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	(43)	(54)	(173)	(377)
Capitol Place Mezz LLC / Station Townhouses	(500)	(1,454)	(1,995)	(2,642)
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	(42)	—	(60)	—
RoseGarden Monaco, L.L.C./ San Remo Land	—	—	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	—	(12)	(60)	(32)
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	(22)	—	(53)	(5)
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	81	102	256	258
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	111	110	321	332
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	74	38	266	110
BNES Associates III / Offices at Crystal Lake	109	13	(68)	133
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	(37)	—	(800)
Keystone-Penn (a)	150	3,663	450	3,663
Keystone-TriState (a)	(518)	(173)	(1,186)	(1,763)
KPG-MCG Curtis JV, L.L.C./ Curtis Center	113	327	518	755
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	(14)	(17)	(39)	(52)
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson (b)	22,447	1,151	23,267	1,934
Other	745	82	826	(2,106)
Company’s equity in earnings (loss) of unconsolidated joint ventures	$21,790	$3,135	$19,622	$(2,723)

(a)         The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

(b)         $21.7 million was recognized as equity in earnings for the three and nine months ended September 30, 2016 on account of the Company receiving its share of the venture’s proceeds from refinancing its mortgage loan, which exceeded the Company’s carrying value.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Financials - Joint Ventures

The following is a summary of the Company’s funds from operations of unconsolidated joint ventures for the three months and nine months ended September 30, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Entity/Property Name	2016	2015	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$347	$327	$1,017	$961
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	41	19	87	15
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	19	2	44	6
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial (a)	(161)	78	(322)	4
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	—	118	164	237
Crystal House Apartments Investors LLC / Crystal House	193	249	558	838
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	(36)	(85)	(36)	(394)
RoseGarden Marbella South, L.L.C./ Marbella II	236	—	129	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	32	33	97	34
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	56	43	124	(98)
Capitol Place Mezz LLC / Station Townhouses	290	(761)	376	(1,255)
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	(42)	—	(60)	—
RoseGarden Monaco, L.L.C./ San Remo Land	—	—	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	—	(12)	(60)	(32)
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	(22)	—	(53)	(5)
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	87	108	273	275
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	227	227	670	681
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	158	104	518	309
BNES Associates III / Offices at Crystal Lake	145	51	39	219
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	(123)	—	(522)
Keystone-Penn (a)	150	3,663	450	3,663
Keystone-TriState (a)	(224)	121	(59)	505
KPG-MCG Curtis JV, L.L.C./ Curtis Center	904	1,246	3,033	3,565
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	8	4	24	11
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson (b)	23,196	1,901	25,506	4,229
Other	745	667	1,051	(141)
Company’s funds from operations of unconsolidated joint ventures	$26,349	$7,980	$33,570	$13,105

(a)         The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

(b)         $21.7 million was recognized as equity in earnings for the three and nine months ended September 30, 2016 on account of the Company receiving its share of the venture’s proceeds from refinancing its mortgage loan, which exceeded the Company’s carrying value.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Portfolio - Stats

(as of September 30, 2016)

Breakdown by Number of Properties

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Land	% of	Multi-	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State	Total
New Jersey	81	37.9%	48	22.4%	—	—	2	0.9%	—	—	3	1.4%	134	62.6%
New York	12	5.6%	41	19.2%	6	2.8%	2	0.9%	2	0.9%	—	—	63	29.4%
Connecticut	—	—	5	2.3%	—	—	—	—	—	—	—	—	5	2.3%
Wash., D.C./Maryland	7	3.3%	—	—	—	—	—	—	1	0.5%	—	—	8	3.8%
Massachusetts	—	—	—	—	—	—	—	—	—	—	4	1.9%	4	1.9%
TOTALS
By Type:	100	46.8%	94	43.9%	6	2.8%	4	1.8%	3	1.4%	7	3.3%	214	100.0%

(a)         Excludes 49 operating properties, aggregating approximately 5.7 million of commercial square feet and 3,587 apartment homes, which are not consolidated by the Company

Breakdown by Square Footage for Consolidated Commercial Properties (a)

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	By State	Total
New Jersey	16,061,928	68.8%	2,167,931	9.3%	—	—	25,136	0.1%	18,254,995	78.2%
New York	1,142,400	4.9%	2,348,812	10.0%	387,400	1.7%	17,300	0.1%	3,895,912	16.7%
Connecticut	—	—	273,000	1.2%	—	—	—	—	273,000	1.2%
Wash., D.C./Maryland	925,568	3.9%	—	—	—	—	—	—	925,568	3.9%
TOTALS
By Type:	18,129,896	77.6%	4,789,743	20.5%	387,400	1.7%	42,436	0.2%	23,349,475	100.0%

(a)         Excludes seven consolidated operating multi-family properties, aggregating 1,627 apartment homes; as well as 49 operating properties, aggregating approximately 5.7 million commercial square feet and 3,587 apartment homes, which are not consolidated by the Company.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Portfolio - Stats

(12 months ended September 30, 2016)

Breakdown by Base Rental Revenue (a)

(dollars in thousands)

							Stand-
		% of	Office/	% of	Indust./	% of	Alone	% of	Land	% of	Multi-	% of	Totals		% of
STATE	Office	Total	Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State		Total

New Jersey	$341,819	72.3%	$17,981	3.8%	—	—	$86	—	—	—	$7,140	1.5%	$367,026		77.6%
New York	25,817	5.5%	34,695	7.3%	$4,402	0.9%	612	0.1%	$363	0.1%	—	—	65,889		13.9%
Connecticut	—	—	4,107	0.9%	—	—	—	—	—	—	—	—	4,107		0.9%
Wash., D.C./Maryland	12,121	2.6%	—	—	—	—	—	—	153	—	—	—	12,274		2.6%
Massachusetts	—	—	—	—	—	—	—	—	—	—	23,402	5.0%	23,402		5.0%
TOTALS
By Type:	$379,757	80.4%	$56,783	12.0%	$4,402	0.9%	$698	0.1%	$516	0.1%	$30,542	6.5%	$472,698	(b)	100.0%

(a)                          Excludes 49 operating properties, aggregating approximately 5.7 million commercial square feet and 3,587 apartment homes, which are not consolidated by the Company.

(b)                          Total base rent for the 12 months ended September 30, 2016, determined in accordance with GAAP. Substantially all of the commercial leases provide for annual base rents plus recoveries and escalation charges based upon the tenants’ proportionate share of and/or increases in real estate taxes and certain costs, as defined, and the pass through of charges for electrical usage.

(c)                           Excludes $29.7 million from properties which were sold during the 12 months ended September 30, 2016.

Breakdown by Percentage Leased for Commercial Properties (a) (b)

					Weighted Avg.
STATE	Office	Office/Flex	Industrial/Warehouse	Stand-Alone Retail	By State
New Jersey	88.0%	91.4%	—	70.6%	88.4%
New York	82.5%	93.3%	97.9%	100.0%	90.6%
Connecticut	—	96.3%	—	—	96.3%
Washington, D.C./ Maryland	58.4%	—	—	—	58.4%

WEIGHTED AVG. By Type:	86.2%	92.6%	97.9%	82.6%	87.7%

(a)               Excludes seven consolidated operating multi-family properties, aggregating 1,627 apartment homes; as well as 49 operating properties, aggregating approximately 5.7 million commercial square feet and 3,587 apartment homes, which are not consolidated by the Company, and parcels of land leased to others.

(b)               Percentage leased includes all commercial leases in effect as of the period end date, some of which have commencement dates in the future as well as leases expiring September 30, 2016, aggregating 29,692 square feet for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Portfolio - Land for Commercial Development

(as of September 30, 2016)

			Potential
			Commercial
Property	Location	Type of space	Square Feet (a)	Comments
Office:
Harborside	Jersey City, NJ	Office	1,067,000	Adjacent to URL J.V. development. Partially entitled.
Plaza VIII & IX Associates, LLC (b)	Jersey City, NJ	Office	1,225,000	Adjacent to URL J.V. development. Zoning approved.
Princeton Metro	West Windsor, NJ	Office	97,000	Land adjacent to Princeton train station. Zoning approved.
Princeton Overlook II	West Windsor, NJ	Office	149,500	Land adjacent to existing same-size building. Zoning approved.
Mack-Cali Princeton Executive Park	West Windsor, NJ	Office/Hotel	760,000	Large development parcel with mixed-use potential. Zoning approved.
Mack-Cali Business Campus	Parsippany & Hanover, NJ	Office/Retail	274,000	Adjacent to existing office park. Partially Entitled.
AAA Drive and South Gold Drive (c )	Hamilton Township, NJ	Office	219,000	Land part of existing office park. Zoning approved. Concept plans done.
Hillsborough 206 (b)	Hillsborough, NJ	Office	160,000	Concept plans done.
Capital Office Park/Eastpoint II	Greenbelt & Lanham, MD	Office/Hotel	717,000	Various parcels, offer flexibility of building size/type. Fully entitled.
Total Office:			4,668,500

Flex:
Horizon Center	Hamilton Township, NJ	Flex	68,000	Land part of existing office park. Zoning approved. Concept plans done.
Mack-Cali Commercenter	Totowa, NJ	Flex	30,000	Land part of existing office park. Partially entitled.
Mid-Westchester Executive Park and
South Westchester Executive Park (d)	Hawthorne & Yonkers, NY	Flex	482,250	Land part of existing office park. Partially entitled. Concept plans done.
Total Flex:			580,250

Industrial/Warehouse:
Elmsford Distribution Center (d)	Elmsford, NY	Industrial/Warehouse	100,000	Land part of existing office park. Concept plans done.
Total Industrial/Warehouse:			100,000

Total:			5,348,750

(a)         Amount of square feet is subject to change.

(b)         Land owned or controlled by joint venture in which Mack-Cali is an equity partner.

(c)          These land parcels also includes existing office buildings totaling 35,270 and 33,962 square feet.

(d)         Mack-Cali holds an option to purchase this land.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Portfolio - Significant Tenants

The following table sets forth a schedule of the Company’s 50 largest tenants for the Consolidated Commercial Properties as of September 30, 2016, based upon annualized base rental revenue:

			Percentage of
		Annualized	Company	Square	Percentage	Year of
	Number of	Base Rental	Annualized Base	Feet	Total Company	Lease
	Properties	Revenue ($) (a)	Rental Revenue (%)	Leased	Leased Sq. Ft. (%)	Expiration

John Wiley & Sons, Inc.	1	14,740,684	3.0	410,604	2.0	(b)
DB Services New Jersey, Inc.	2	12,362,405	2.5	411,108	2.0	(c)
Bank Of Tokyo-Mitsubishi FUJI, Ltd.	1	11,388,534	2.3	282,606	1.4	(d)
National Union Fire Insurance Company of Pittsburgh, PA	2	11,191,058	2.3	388,651	1.9	(e)
Forest Research Institute, Inc.	1	9,070,892	1.8	215,659	1.1	2017
Merrill Lynch Pierce Fenner	2	8,936,202	1.8	397,563	2.0	(f)
ICAP Securities USA, LLC	2	7,608,702	1.5	180,946	0.9	(g)
Montefiore Medical Center	7	7,347,990	1.5	310,084	1.5	(h)
TD Ameritrade Services Company, Inc.	1	6,505,786	1.3	193,873	1.0	2020
KPMG, LLP	3	6,491,954	1.3	224,364	1.1	(i)
Daiichi Sankyo, Inc.	1	6,403,848	1.3	171,900	0.9	2022
CohnReznick, LLP	3	5,005,707	1.0	170,141	0.8	(j)
HQ Global Workplaces, LLC	14	4,915,078	1.0	227,788	1.1	(k)
New Cingular Wireless PCS, LLC	2	4,841,564	1.0	212,816	1.1	(l)
Vonage America, Inc.	1	4,606,000	0.9	350,000	1.7	2023
Arch Insurance Company	1	4,005,563	0.8	106,815	0.5	2024
Morgan Stanley Smith Barney	3	3,685,399	0.7	129,896	0.6	(m)
Brown Brothers Harriman & Co.	1	3,673,536	0.7	114,798	0.6	2026
Allstate Insurance Company	4	3,180,103	0.6	131,802	0.7	(n)
SunAmerica Asset Management, LLC	1	3,167,756	0.6	69,621	0.3	2018
Alpharma, LLC	1	3,142,580	0.6	112,235	0.6	2018
Tullett Prebon Holdings Corp.	1	3,127,970	0.6	100,759	0.5	2023
Natixis North America, Inc.	1	3,093,290	0.6	89,907	0.4	2021
TierPoint New York, LLC	2	3,014,150	0.6	131,078	0.7	2024
Cardinia Real Estate LLC	1	2,991,413	0.6	79,771	0.4	2032
E*Trade Financial Corporation	1	2,930,757	0.6	106,573	0.5	2022
United States of America-GSA	10	2,921,517	0.6	114,578	0.6	(o)
AAA Mid-Atlantic, Inc.	2	2,787,265	0.6	129,784	0.6	(p)
SUEZ Water Management & Services, Inc.	1	2,727,383	0.6	121,217	0.6	(q)
Tradeweb Markets, LLC	1	2,721,070	0.6	65,242	0.3	2027
Zurich American Insurance Company	1	2,640,974	0.5	64,414	0.3	2032
New Jersey Turnpike Authority	1	2,605,798	0.5	100,223	0.5	2017
Lowenstein Sandler LLP	1	2,590,271	0.5	98,677	0.5	2017
Connell Foley, LLP	2	2,520,674	0.5	95,130	0.5	(r)
AMTrust Financial Services, Inc.	1	2,460,544	0.5	76,892	0.4	2023
Movado Group, Inc.	1	2,458,150	0.5	98,326	0.5	2018
Bozzuto & Associates, Inc.	1	2,418,138	0.5	104,636	0.5	2025
UBS Financial Services, Inc.	3	2,376,893	0.5	85,069	0.4	(s)
Plymouth Rock Management Company of New Jersey	1	2,324,186	0.5	88,768	0.4	2020
Norris, McLaughlin & Marcus, PA	1	2,259,738	0.5	86,913	0.4	2017
Bunge Management Services, Inc.	1	2,221,151	0.5	66,303	0.3	2025
Barr Laboratories, Inc.	1	2,209,107	0.4	89,510	0.4	2017
Sumitomo Mitsui Banking Corp.	2	2,170,167	0.4	71,153	0.4	2021
Savvis Communications Corporation	1	2,144,220	0.4	71,474	0.4	2025
Hackensack University Health Network Inc. and Meridian Health System, Inc.	1	2,137,380	0.4	61,068	0.3	2027
Jeffries, LLC	1	2,133,942	0.4	62,763	0.3	2023
New Jersey City University	1	2,126,306	0.4	68,348	0.3	2035
Sun Chemical Management, LLC	1	2,034,798	0.4	66,065	0.3	2019
Syncsort, Inc.	1	1,991,439	0.4	73,757	0.4	2018
Investors Bank	1	1,940,584	0.4	70,384	0.4	2026

Totals		214,350,616	43.0	7,352,052	36.3

See footnotes on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Portfolio - Significant Tenants

Footnotes for prior page:

(a)

Annualized base rental revenue is based on actual September 2016 billings times 12. For leases whose rent commences after October 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)	17,976 square feet expire in 2017; 55,562 square feet expire in 2018; 337,066 square feet expire in 2033.
(c)	285,192 square feet expire in 2017; 125,916 square feet expire in 2019.
(d)	20,649 square feet expire in 2018; 24,607 square feet expire in 2019; 237,350 square feet expire in 2029.
(e)	271,533 square feet expire in 2018; 117,118 square feet expire in 2019.
(f)	9,356 square feet expire in 2019; 388,207 square feet expire in 2027.
(g)	69,384 square feet expire in 2017; 90,450 square feet expire in 2018; 21,112 square feet expire in 2025.
(h)

22,570 square feet expire in 2016; 47,384 square feet expire in 2017; 64,815 square feet expire in 2018; 133,763 square feet expire in 2019; 8,600 square feet expire in 2020; 14,842 square feet expire in 2021; 9,610 square feet expire in 2022; 8,500 square feet expire in 2023.

(i)	88,652 square feet expire in 2017; 81,371 square feet expire in 2019; 54,341 square feet expire in 2026.
(j)	15,085 square feet expire in 2017; 1,021 square feet expire in 2018; 154,035 square feet expire in 2020.
(k)

12,407 square feet expire in 2017; 41,549 square feet expire in 2019; 21,008 square feet expire in 2020; 32,579 square feet expire in 2021; 15,523 square feet expire in 2023; 89,314 square feet expire in 2024; 15,408 square feet expire in 2027.

(l)	65,751 square feet expire in 2016; 147,065 square feet expire in 2018.
(m)	26,262 square feet expire in 2018; 61,239 square feet expire in 2025; 42,395 square feet expire in 2026.
(n)	75,740 square feet expire in 2017; 51,606 square feet expire in 2018; 4,456 square feet in 2019.
(o)

23,794 square feet expire in 2016; 7,046 square feet expire in 2018; 28,102 square feet expire in 2020; 5,950 square feet expire in 2021; 29,984 square feet expire in 2022; 19,702 square feet expire in 2023.

(p)	9,784 square feet expire in 2017; 120,000 square feet expire in 2027.
(q)	4,857 square feet expire in 2016; 116,360 square feet expire in 2035.
(r)	77,719 square feet expire in 2016; 17,411 square feet expire in 2026.
(s)	13,340 square feet expire in 2022; 26,713 square feet expire in 2024; 45,016 square feet expire in 2026.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Portfolio - Markets

As noted below, the Company’s top four markets currently account for over 78 percent of its annualized base rental revenue.

The following table lists the Company’s markets based on annualized commercial contractual base rent of the Consolidated Commercial In-Service Properties:

		Percentage of
		Company
		Annualized	Total Property
	Annualized Base	Base Rental	Size Rentable	Percentage of
Market	Rental Revenue ($)	Revenue (%)	Area	Rentable Area (%)
Jersey City, NJ	154,328,935	31.3	4,909,329	20.9
Newark, NJ (Essex-Morris-Union Counties)	105,686,837	21.4	5,045,129	21.6
Westchester-Rockland, NY	68,684,532	13.9	3,895,912	16.7
Bergen-Passaic, NJ	56,843,413	11.5	3,071,518	13.2
Middlesex-Somerset-Hunterdon, NJ	35,969,706	7.3	1,397,095	6.0
Monmouth-Ocean, NJ	29,050,834	5.9	1,620,863	6.9
Trenton, NJ	17,999,874	3.6	956,597	4.1
Washington, DC-MD-VA-WV	12,439,900	2.5	925,568	4.0
Philadelphia, PA-NJ	8,185,612	1.7	1,260,398	5.4
Stamford-Norwalk, CT	4,268,591	0.9	273,000	1.2

Totals	493,458,234	100.0	23,355,409	100.0

Notes:

(1)

Annualized base rental revenue is based on actual September 2016 billings times 12. For leases whose rent commences after October 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(2)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring September 30, 2016 aggregating 29,692 square feet and representing annualized base rent of $641,416 for which no new leases were signed.

(3)	Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Details on Portfolio - Industries

The 10 largest of the Company’s commercial tenant industries currently account for almost 70 percent of the Company’s annualized base rental revenue.  The financial and insurance industries remain the two largest industries for the Company’s tenants.

The following table lists the Company’s 30 largest industry classifications based on annualized commercial contractual base rent of the Consolidated Commercial Properties:

		Percentage of		Percentage of
	Annualized	Company		Total Company
	Base Rental	Annualized Base	Square	Leased
Industry Classification (a)	Revenue ($)	Rental Revenue (%)	Feet Leased	Sq. Ft. (%)
Securities, Commodity Contracts & Other Financial	72,334,511	14.6	2,331,932	11.7
Insurance Carriers & Related Activities	52,352,800	10.6	1,826,572	9.1
Credit Intermediation & Related Activities	42,542,418	8.6	1,341,416	6.7
Manufacturing	35,889,222	7.3	1,710,400	8.5
Legal Services	30,602,384	6.2	1,162,679	5.8
Health Care & Social Assistance	24,816,063	5.0	1,254,502	6.2
Computer System Design Services	24,052,762	4.9	1,007,841	5.0
Accounting/Tax Prep.	20,297,673	4.1	740,261	3.7
Publishing Industries	18,508,353	3.8	591,311	2.9
Wholesale Trade	15,708,290	3.2	1,084,248	5.4
Telecommunications	15,236,323	3.1	852,557	4.2
Scientific Research/Development	15,163,570	3.1	498,332	2.5
Admin & Support, Waste Mgt. & Remediation Services	13,541,371	2.7	650,431	3.2
Management/Scientific	10,586,100	2.1	399,209	2.0
Other Professional	10,194,984	2.1	459,522	2.3
Advertising/Related Services	9,169,251	1.9	314,763	1.6
Real Estate & Rental & Leasing	8,630,669	1.7	424,859	2.1
Public Administration	8,606,414	1.7	360,600	1.8
Architectural/Engineering	8,549,321	1.7	400,800	2.0
Retail Trade	7,751,108	1.6	457,326	2.3
Utilities	7,384,805	1.5	324,308	1.6
Transportation	6,669,749	1.4	325,244	1.6
Educational Services	5,379,903	1.1	221,671	1.1
Other Services (except Public Administration)	5,355,561	1.1	269,570	1.3
Construction	5,016,318	1.0	269,578	1.3
Data Processing Services	3,554,015	0.7	134,827	0.7
Arts, Entertainment & Recreation	2,838,412	0.6	221,623	1.1
Agriculture, Forestry, Fishing & Hunting	2,221,151	0.5	66,303	0.3
Information Services	2,134,362	0.4	79,553	0.4
Specialized Design Services	2,060,311	0.4	81,142	0.4
Other	6,310,060	1.3	242,371	1.2

Totals	493,458,234	100.0	20,105,751	100.0

(1)	The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
(2)

Annualized base rental revenue is based on actual September 2016 billings times 12. For leases whose rent commences after October 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(3)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring September 30, 2016 aggregating 29,692 square feet and representing annualized base rent of $641,416 for which no new leases were signed.

(4)	Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

Analysts, Company Information and Executive Officers

Equity Research Coverage

Barclays Capital Ross L. Smotrich / Peter Siciliano (212) 526-2306 / (212) 526-3098	Citigroup Michael Bilerman / Emmanuel Korchman (212) 816-1383 / (212) 816-1382	Green Street Advisors Jed Reagan (949) 640-8780	SunTrust Robinson Humphrey, Inc. Michael R. Lewis (212) 319-5659

BofA Merrill Lynch James C. Feldman / Scott Freitag (646) 855-5808 / (646) 855-3197	Deutsche Bank North America Vincent Chao (212) 250-6799	JP Morgan Anthony Paolone (212) 622-6682

BTIG, LLC Thomas Catherwood / James Sullivan (212) 738-6140 / (212) 738-6169	Evercore ISI Steve Sakwa (212) 446-9462	Stifel Nicolaus & Company, Inc. John Guinee / Erin Aslakson (443) 224-1307 / (443) 224-1350

Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management.  Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information

Corporate Headquarters Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey 07311 (732) 590-1010	Stock Exchange Listing New York Stock Exchange Trading Symbol Common Shares: CLI

Contact Information

Mack-Cali Realty Corporation

Investor Relations Department

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

Deidre Crockett, Director of Investor Relations

Phone: (732) 590-1025

Fax: (201) 434-4707

E-Mail: dcrockett@mack-cali.com

Web: www.mack-cali.com

Executive Officers

Mitchell E. Rudin Chief Executive Officer	Michael J. DeMarco President and Chief Operating Officer	Marshall Tycher Chairman, Roseland Residential Trust	Andrew Marshall President and Chief Operating Officer, Roseland Residential Trust

Anthony Krug Chief Financial Officer	Gary Wagner General Counsel and Secretary	Ricardo Cardoso EVP and Chief Investment Officer	Christopher DeLorenzo Executive Vice President, Leasing

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The Company considers portions of this information to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which the Company has made assumptions are:

•

risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company’s business and the financial condition of the Company’s tenants and residents;

•

the value of the Company’s real estate assets, which may limit the Company’s ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by the Company’s properties or on an unsecured basis;

•	the extent of any tenant bankruptcies or of any early lease terminations;

•	the Company’s ability to lease or re-lease space at current or anticipated rents;

•	changes in the supply of and demand for the Company’s properties;

•	changes in interest rate levels and volatility in the securities markets;

•

the Company’s ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment;

•	forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, and projected revenue and income;

•	changes in operating costs;

•	the Company’s ability to obtain adequate insurance, including coverage for terrorist acts;

•

the Company’s credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact the Company’s ability to pursue acquisition and development opportunities and refinance existing debt and the Company’s future interest expense;

•	changes in governmental regulation, tax rates and similar matters; and

•

other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

For further information on factors which could impact the Company and the statements contained herein, see Item 1A: Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Company. Any offers to sell or solicitations of the Company shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification.

MARKET DATA

Certain market data and forecasts were obtained from independent industry sources as well as from research reports prepared for other purposes. Neither the Company nor its affiliates have independently verified the data obtained from these sources and they cannot give any assurance of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements described above.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended September 30, 2016